EXHIBIT 2.1

              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.

                    CAMBRIDGE/WASHINGTON ACQUISITION CORP.

                            EXCELL DATA CORPORATION


                         AGREEMENT AND PLAN OF MERGER


                          Dated as of August 31, 1998


                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of August 31, 1998 (this

"Agreement"), by and among Cambridge Technology Partners (Massachusetts), Inc.,
----------
a Delaware corporation ("Cambridge"); Cambridge/Washington Acquisition Corp., a
                         ---------
Washington corporation and a wholly-owned subsidiary of Cambridge ("Merger
                                                                    ------
Sub"); Excell Data Corporation, a Washington corporation ("Excell"); and the
                                                           ------
undersigned stockholders of Excell (the "Stockholders").
                                         ------------

         Intending to be legally bound, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, Cambridge, Merger Sub, Excell and the Stockholders agree as follows:


                                   ARTICLE I

                                  THE MERGER

         1.1  The Merger.  Subject to the terms and conditions hereof, and in
              ----------
accordance with the Washington Business Corporation Act (the "WBCA"), Merger Sub
                                                              ----
will be merged with and into Excell (the "Merger"). Articles of Merger and any
                                          ------
other required documents (collectively, the "Merger Documents"), substantially
                                             ----------------
in the form attached as Exhibit 1.1, will be duly prepared, executed and
                        -----------
acknowledged by Excell and Merger Sub, as required, and thereafter delivered to the Secretary of State of Washington for filing in accordance with the WBCA contemporaneously with the Closing (as defined in Section 1.3). The Merger will become effective at such time as the Merger Documents have been filed with the Secretary of State of Washington (the "Effective Time"). Following the Merger,
                                       --------------
Excell will continue as the surviving corporation of the Merger (the

"Surviving Corporation") under the laws of the State of Washington, and the
-----------------------
separate corporate existence of Merger Sub will cease.

         1.2  Effects of the Merger.  At and after the Effective Time, (i) the
              ---------------------
Merger will have all of the effects provided by the Articles of Merger and applicable law, (ii) the Articles of Incorporation of Excell will be amended in the form attached as Appendix A to Exhibit 1.1 until duly further amended, (iii)
                     ----------    -----------
the bylaws of Merger Sub will be the bylaws of the Surviving Corporation until duly amended, (iv) the directors of Merger Sub will be the directors of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation, (v) the officers of Merger Sub will be the officers of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation and (vi) the issued and outstanding certificates for the capital stock of Merger Sub will be the issued and outstanding certificates initially representing all of the issued capital stock of the Surviving Corporation. The Merger is intended to be a reorganization within the meaning of
Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to constitute a "plan of reorganization"
 ----
within the meaning of the regulations promulgated under Section 368 of the Code.


         1.3  Closing.  The closing of the transactions contemplated by this
              -------
Agreement (the "Closing") will take place as soon as practicable (but no more
                -------
than three (3) business days) after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Article IX that by their terms are not to occur at the Closing (the "Closing Date"), but in no event later than August
                              ------------
31, 1998, at the offices of Graham & Dunn PC in Seattle, Washington, unless another date or place is agreed to in writing by Cambridge and Excell. If all of conditions set forth in Article IX hereof are determined to be satisfied (or duly waived) at the Closing, concurrently with the Closing the parties hereto will cause the Merger to be consummated by the filing of the Merger Documents with the Secretary of State of Washington. The Closing will be deemed to have concluded at the Effective Time.

         1.4  Approval by the Stockholders of Excell.  Excell will take all
              --------------------------------------
action necessary in accordance with applicable law, its Charter Documents (as defined below) and any agreements to which it is a party to solicit the approval of this Agreement, the Merger and all of the transactions contemplated hereby by all stockholders of Excell by means of a unanimous written consent of stockholders in accordance with the WBCA, or if it is unable to obtain such written consent, by a duly convened meeting of stockholders. Excell will use its reasonable best efforts to obtain such stockholder approval. Excell represents and warrants that its Board of Directors has duly (i) approved the Merger in accordance with the WBCA and (ii) resolved to recommend to the stockholders of Excell that they approve this Agreement, the Merger and all of the transactions contemplated hereby.

                                  ARTICLE II

             CONVERSION AND EXCHANGE OF SHARES; DISSENTING SHARES


     2.1  Conversion of Shares of Excell Common Stock.
          -------------------------------------------

          (a) Subject, without limitation, to the provisions of Section 2.3 hereof, at the Effective Time, all of the shares of common stock, $.01 par value, of Excell ("Excell Common Stock") issued and outstanding immediately
                   -------------------
prior to the Effective Time (excluding any Excell Common Stock held by Cambridge or Merger Sub or any other subsidiary of Cambridge, or by Excell, which shares ("Excluded Shares") will be automatically canceled in the Merger without payment
  ---------------
of any consideration therefor, and excluding Dissenting Shares (as defined in
Section 2.3 hereof)), will automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into shares of common stock, $.01 par value per share, of Cambridge ("Cambridge Common Stock") in
                                                ----------------------
accordance with Section 2.1(c), and cash (rounded down to the nearest whole cent) in lieu of fractional shares, if any, pursuant to Section 2.6 below. Shares of Excell Common Stock that are actually issued and outstanding immediately prior to the Effective Time, excluding the Excluded Shares, are sometimes referred to herein as the "Outstanding Excell Shares."
                                     -------------------------

         (b) The aggregate number of shares of Cambridge Common Stock to be issued in exchange for the acquisition of all Outstanding Excell Shares will be equal to 1,680,435 shares. Such shares are herein referred to as the "Cambridge
                                                                      ---------
Merger Shares". As among the parties, each Cambridge Merger Share will be deemed
-------------
to have a value of $46.00 per share (the "Deemed Value Per Cambridge Share").
                                          --------------------------------

         (c) The ratio at which one Outstanding Excell Share will be converted into shares of Cambridge Common Stock at the Effective Time is herein called the "Conversion Ratio" and will be calculated as set forth in this Section 2.1(c).
 ----------------
Subject to Section 2.3, at the Effective Time, each Outstanding Excell Share will be converted into the right to receive that number (which may be a fraction) of shares of Cambridge Common Stock that equals the quotient obtained by dividing the number of Cambridge Merger Shares by the number of Outstanding
   --------
Excell Shares plus the number, if any, of shares of Excell Common Stock subject
              ----
to outstanding options, warrants or other rights to purchase or acquire Excell Common Stock immediately prior to the Effective Time. Each holder of Outstanding Excell Shares will be entitled to receive that aggregate number of shares of Cambridge Common Stock equal to the Conversion Ratio multiplied by the number of Outstanding Excell Shares held by such holder immediately prior to the Effective Time, subject to Section 2.3 herein.

         (d) At the Effective Time, each share of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder hereof, be converted into one share of common stock, $.01 par value, of the Surviving Corporation.

     2.2  Escrow Shares.   Ten percent (10%) of the Cambridge Merger Shares,
          -------------
rounded up to the nearest whole share (the "Escrow Shares") will be deposited
                                            -------------
and held in escrow in accordance with the Escrow Agreement attached as Exhibit
                                                                       -------
2.2 (the "Escrow Agreement") as the first source, but not the sole source, of
---       ----------------
indemnification payments that may become due to Cambridge pursuant to Article X. The Escrow Shares will be withheld on a pro rata basis among the holders of the Outstanding Excell Shares. The exact number of Escrow Shares held for the account of each Excell stockholder will be determined at the Closing by the agreement of Cambridge and Excell, which shall be evidenced by an exhibit to the Escrow Agreement. The delivery of the Escrow Shares will be made on behalf of the holders of the Outstanding Excell Shares in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Cambridge directly to such holders and subsequently delivered by such holders to the Escrow Agent. The adoption of this Agreement by the stockholders of Excell will also constitute their approval of the terms and provisions of the Escrow Agreement, which is an integral term of the Merger.

     2.3  Dissenting Shares.  Any holder of shares of Excell Common Stock
          -----------------
that are outstanding on the record date for the determination of which holders will be entitled to vote for or against the Merger who did not vote such shares in favor of the Merger or sign and deliver a written consent thereto with respect to such shares (the shares of Excell Common Stock then outstanding that are not thus voted or as to which such consents are not signed and delivered are referred to as "Dissenting Shares") will be entitled to exercise dissenters'
                -----------------
rights pursuant to Chapter 23B.13 of the WBCA with respect to such Dissenting Shares provided that such holder meets all of the requirements of the WBCA with respect to such Dissenting Shares, and will not be entitled to receive Cambridge Merger Shares, unless otherwise provided by the WBCA or agreed in writing by Cambridge. Excell will, after consultation with Cambridge, give such notices with respect to dissenters' rights as may be required by the WBCA as soon as practicable.

     2.4  Delivery of Evidence of Ownership.  At the Closing, each holder of
          ---------------------------------
a certificate or other documentation representing Outstanding Excell Shares, other than Dissenting Shares, will surrender such certificates or other documentation to Cambridge, and, if not previously delivered, duly executed counterparts of this Agreement, the Escrow Agreement, the Investment Agreement (as defined below) and the Registration Rights Agreement (as defined below) and such other duly executed documentation as may be reasonably required by Cambridge to effect a transfer of such shares, and upon such surrender and after the Effective Time each such holder will be entitled to receive promptly from Cambridge or its transfer agent certificates registered in the name of such holder representing the applicable number of Cambridge Merger Shares, and the cash (calculated pursuant to Section 2.6, which will be paid by check), to which such holder is entitled pursuant to the provisions of this Agreement, with a portion of such shares to be deposited in escrow pursuant to the Escrow Agreement, as provided in Section 2.2. Execution and delivery of this Agreement, the Escrow Agreement, the Investment Agreement and the Registration Rights Agreement within 30 days after the Effective Time will be a condition precedent to the issuance of the Cambridge Merger Shares and cash to each Excell stockholder otherwise entitled thereto.

     2.5  No Further Ownership Rights in Excell Common Stock.  The execution
          --------------------------------------------------
and delivery of this Agreement by the stockholders of Excell will be deemed, at the Effective Time, to constitute full satisfaction and termination of all rights and agreements pertaining to Excell Common Stock pursuant to the WBCA, by contract or otherwise, including the Shareholders Agreement currently in effect. After the Effective Time, there will be no transfers on the stock transfer books of Excell of Excell Common Stock or exercises of any options, warrants or other rights to acquire Excell Common Stock. Prior to or upon Closing, Excell will cause all options, warrants and other rights, if any, to purchase or acquire Excell Common Stock to either be exercised or canceled. Until surrendered to Cambridge, each certificate for Excell Common Stock will, after the Effective Time, represent only the right to receive shares of Cambridge Common Stock and the right to receive cash into which the shares of Excell Common Stock formerly represented thereby will have been converted pursuant to this Agreement. Any dividends or other distribution declared after the Effective Time with respect to Cambridge Common Stock will be paid to the holder of any certificate for shares of Excell Common Stock when the holder thereof surrenders such certificate to Cambridge in accordance with this Agreement.

     2.6  No Fractional Shares.  No certificates or scrip for fractional
          --------------------
shares of Cambridge Common Stock will be issued, no Cambridge stock split or dividend will be paid in respect of any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote or to any rights of or as a stockholder of Cambridge. In lieu of such fractional shares, any holder of Outstanding Excell Shares who would otherwise be entitled to a fraction of a share of Cambridge Common Stock (after aggregating all fractional shares of Cambridge Common Stock to be received by such holder) will be paid the cash value of such fraction, which will be equal to such fraction multiplied by
                                                                  -------------
the Deemed Value Per Cambridge Share.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF EXCELL


         Except as set forth in the disclosure schedule of Excell dated as of the date hereof and delivered herewith to Cambridge (the "Excell Disclosure
                                                          -----------------
Schedule"), which identifies the section and subsection to which each disclosure
--------
therein relates (provided, however, that Excell will be deemed to have adequately disclosed with respect to any section or subsection any matters that are clearly described elsewhere in the Excell Disclosure Schedule if the applicability of such disclosure to such non-referenced sections or subsections is clearly apparent and Excell has not intentionally omitted any required cross-references), and whether or not the Excell Disclosure Schedule is referred to in a specific section or subsection of this Agreement, Excell represents and warrants to Cambridge and Merger Sub as follows (it being understood that the Stockholders are obligated to indemnify Cambridge pursuant to Article X for any breaches of the following representations and warranties by Excell even though such Stockholders are not making such representations and warranties themselves):

     3.1   Organization, Standing and Power; Subsidiaries.
           ----------------------------------------------

           (a) Excell is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of Excell.

           As used in this Agreement, "Business Condition" with respect to any
                                      ------------------
entity means the business, financial condition, results of operations, assets or prospects (as defined below) (without giving effect to the consequences of the transactions contemplated by this Agreement, and other than changes in general economic conditions) of such entity or entities including its Subsidiaries taken as a whole. In this Agreement, a "Subsidiary"
                                                                  ------------
of any corporation or other entity means a corporation, partnership, limited liability company or other entity of which such corporation or entity directly or indirectly owns or controls a majority of the equity interests or voting securities or other interests that are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company or other entity, and "prospects" means events, conditions,
                                       -----------
facts or developments that are known to Excell and that in the reasonable course of events are expected to have an effect on future operations of the business as presently conducted by Excell, but will exclude the results of any changes that are made at the specific written direction of Cambridge, that are specifically contemplated herein, or that directly result from this transaction.

         Excell has no Subsidiaries. Excell has delivered to Cambridge complete and correct copies of the articles or certificate of incorporation, bylaws and/or other primary charter and organizational documents ("Charter Documents")
                                                            -----------------
of Excell, in each case, as amended to the date hereof. The minute books and stock records of Excell, complete and correct copies of which have been delivered to Cambridge, contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the stockholders of Excell and its Board of Directors, and all original issuances and subsequent transfers, repurchases and cancellations of Excell's capital stock. Section 3.1 of the Excell Disclosure Schedule contains a complete and correct list of the officers and directors of Excell.

         (b) Excell has never owned, nor does it currently own, directly or indirectly, any capital stock or other equity securities of any corporation (excluding passive investments comprising less than 1% of any issuer) or have direct or indirect equity or ownership interest in any partnership, limited liability company, joint venture or other entity.


     3.2   Capital Structure.
           -----------------

           (a) The authorized capital stock of Excell consists of 2,700,000 shares of Excell Common Stock, of which 1,794,138 shares are issued and outstanding as of the date of this Agreement and no shares are issued and held as treasury shares by Excell. The Excell Disclosure Schedule sets forth all holders of Excell Common Stock and the number of shares owned. The Excell Disclosure Schedule also sets forth any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character (each, an "Excell Option") to which
                                                   ---------------
Excell is a party or by which Excell may be bound obligating Excell to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Excell, or obligating Excell to grant, extend, or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right.

           (b) All outstanding shares of Excell Common Stock are, and any shares of Excell Common Stock issued upon exercise of any Excell Options will be, validly issued, fully paid, nonassessable and not subject to any preemptive rights (other than those which have been duly waived), or to any agreement to which Excell is a party or by which Excell may be bound. Excell does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of shares of Excell Common Stock on any matter ("Excell Voting Debt") or (ii) are or will become entitled
                     --------------------
to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby.

     3.3   Authority.  The execution, delivery and performance of this
           ---------
Agreement and all other agreements contemplated hereby by Excell have been duly authorized by all necessary action of the Board of Directors of Excell and its stockholders. Certified copies of the resolutions adopted by the Board of Directors of Excell and its stockholders approving this Agreement, all other agreements contemplated hereby and the Merger have been or will be provided to Cambridge prior to the Closing. Excell has duly and validly executed and delivered this Agreement and has, or prior to Closing, will have duly and validly executed and delivered all other agreements contemplated hereby, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of Excell in accordance with its terms.

     3.4   Compliance with Laws and Other Instruments; Non-Contravention.
           -------------------------------------------------------------
Excell holds, and at all times has held, all licenses, permits and authorizations from all Governmental Entities (as defined below) necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all such authorities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on Excell's Business Condition. There are no material violations or claimed violations known by Excell of any such license, permit or authorization or any such statute, law, ordinance, rule or regulation. Assuming the receipt of all Consents (as defined below), neither the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Excell and the Stockholders, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under, the Charter Documents of Excell or any federal, foreign, state or local court or administrative order or process, statute, law, ordinance, rule or regulation, or any material contract, agreement or commitment to which Excell is a party, or under which Excell is obligated, or by which Excell or any of the rights, properties or assets of Excell are subject or bound; result in the creation of any Lien (as defined below) upon, or otherwise adversely affect, any of the rights, properties or assets of Excell; terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any material contract, agreement or commitment to which Excell is a party, or under which Excell is obligated, or by which Excell or any of the rights, properties or assets of Excell are subject or bound; or accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any material contract, agreement or commitment to which Excell is a party, or under which Excell may be obligated, or by which Excell or any of the rights, properties or assets of Excell are subject or bound. Section 3.4 of the Excell Disclosure Schedule sets forth each material agreement, contract or other instrument binding upon Excell requiring a notice or consent (by its terms or as a result of any conflict or other contravention required to be disclosed in the Excell Disclosure Schedule pursuant to the preceding provisions of this Section 3.4) as a result of the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Excell and the Stockholders or the consummation of the Merger or any other transaction described herein (each such notice or consent, a "Consent"). No consent, approval, order, or authorization
                      -------
of or registration, declaration, or filing with or exemption (also a "Consent")
                                                                      -------
by, any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental
                                                                   ------------
Entity") is required by Excell in connection with its execution, delivery or
------
performance of this Agreement and all other agreements contemplated hereby by Excell and the Stockholders or its consummation of the Merger or any other transaction described herein, except for the filing by Excell and Merger Sub of the appropriate Merger Documents with the Secretary of State of Washington.

     3.5   Technology and Intellectual Property Rights.
           -------------------------------------------

           (a)  For the purposes of this Agreement, "Excell Intellectual
                                                    -------------------
Property" consists of the following intellectual property:
--------

           (i) all patents, trademarks, trade names, service marks, trade dress, copyrights and any renewal rights therefor, mask works, schematics, software, firmware, technology, manufacturing processes, supplier lists, customer lists, trade secrets, know-how, moral rights, and applications and registrations for any of the foregoing;

           (ii) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein;

           (iii) all other tangible or intangible proprietary information and materials; and

           (iv) all license and similar rights in any third party product or any third party intellectual property of the types described in (i) through
     (iii) above;

that are owned or held by Excell or that are being, and/or have been, used, or are currently under development for use, in the business of Excell as it has been, is currently or is currently planned to be conducted; provided, however, that Excell Intellectual Property will not include any commercially available third party software or related intellectual property.

           (b) Section 3.5 of the Excell Disclosure Schedule lists: (i) all patents, copyright registrations, mask works, registered trademarks, registered service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in Excell Intellectual Property and owned by Excell; (ii) the general types of hardware products and tools, software products and tools and services that are currently published, offered, or under development by Excell; and (iii) all licenses, sublicenses and similar agreements to which Excell is a party and pursuant to which Excell or any other person (as used in this Agreement, the term "person" includes any entity) is authorized to use any Excell Intellectual
      ------
Property. The disclosures described in (iii) hereof include the identities of the parties to the relevant agreements, a description of the nature and subject matter thereof, the term thereof and the applicable royalty or summary of any formula or procedure for determining such royalty.

          (c) Excell Intellectual Property that is necessary for the conduct of its business as now being conducted consists solely of items and rights that are either: (i) owned solely by Excell; (ii) in the public domain; or (iii) rightfully used and authorized for use by Excell and its successors pursuant to a valid license. Section 3.5 of the Excell Disclosure Schedule separately lists any material Excell Intellectual Property that consists of a license or sublicense of intellectual property of a third party. Excell has all rights in Excell Intellectual Property necessary to carry out Excell's current activities and future activities that are under active current development.

          (d) Excell is not, nor as a result of the execution or delivery of this Agreement and all other agreements contemplated hereby, or performance of Excell's obligations hereunder or the consummation of the Merger, will Excell be, in violation of any license, sublicense or other agreement relating to any Excell Intellectual Property to which Excell is a party or otherwise bound and which violation would have a material adverse effect on Excell's Business Condition.

          (e) The use of the Excell Intellectual Property by Excell or its customers does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, or right in personal data of any person, which infringement, if prosecuted, would have a material adverse effect on Excell's Business Condition. No claims (i) challenging the validity, effectiveness, or ownership by Excell of any Excell Intellectual Property, or
(ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service, or process as used, provided or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Excell infringes or will infringe on any intellectual property or other proprietary or personal right of any person have been asserted to Excell or, to the knowledge of Excell (as defined below), are threatened by any person nor are there any valid grounds for any bona fide claim of any such kind. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any Excell Intellectual Property, other than review of pending applications for patents or trademarks, and Excell is not aware of any information indicating that such proceedings are threatened or contemplated by any Governmental Entity or any other person. All granted or issued patents and mask works and all registered trademarks owned by Excell and all copyright registrations held by Excell are valid, enforceable and subsisting. To the knowledge of Excell, there is no unauthorized use, infringement, or misappropriation of any Excell Intellectual Property by any third party, employee or former employee.

          (f) Excell has secured from all parties who have created any portion of, or otherwise have any rights in or to, Excell Intellectual Property valid and enforceable written assignments of any such work or other rights to Excell.

          (g) Excell has obtained written agreements from all employees and from third parties with whom Excell, to its knowledge, has shared confidential proprietary information (i) of Excell or (ii) received from others that Excell is obligated to treat as confidential and to obtain the written agreement of employees and others to keep confidential, that agreements require such employees and third parties to keep such information confidential in accordance with the terms thereof.

     3.6   Financial Statements; Business Information.
           ------------------------------------------

           (a) Excell has delivered to Cambridge an unaudited balance sheet (the "Unaudited Balance Sheet") as of July 31, 1998 (the "Unaudited Balance Sheet
 -----------------------                             -----------------------
Date") an audited balance sheet (the "Audited Balance Sheet") as of December 31,
----                                  ---------------------
1997 (the "Audited Balance Sheet Date"), a reviewed balance sheet as of December
           --------------------------
31, 1996, and unaudited statements of income for the seven-month period ended July 31, 1998, audited statements of income and cash flows for its 1997 fiscal year, and reviewed statements of income and cash flows for its 1996 and 1995 fiscal years (all of such balance sheets and statements of income and cash flows are collectively referred to as the "Financial Statements"). The Financial
                                     --------------------
Statements: (i) are in accordance with the books and records of Excell; (ii) present fairly, in all material respects, the financial position of Excell as of the date indicated and the results of its operations and cash flows for such periods; and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied (subject, in the case of unaudited statements, to the absence of footnote disclosure and in the case of unaudited interim statements to year-end adjustments, which will not be material either individually or in the aggregate and except as described in the Section 3.6 of the Excell Disclosure Schedule). As of the Unaudited Balance Sheet Date, there were no material liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown or provided for either in the Unaudited Balance Sheet or Section 3.6 of the Excell Disclosure Schedule, and since the Unaudited Balance Sheet Date, Excell has incurred no liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise other than in the ordinary course of business and except for liabilities incurred by Excell in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated herein.

           (b) All of the accounts, notes and other receivables which are reflected in the Unaudited Balance Sheet were acquired in the ordinary course of business; and, except to the extent reserved against in the Unaudited Balance Sheet, all of the accounts, notes and other receivables which are reflected therein have been collected in full, or are good and collectible, in the ordinary course of business; and all of the accounts, notes and other receivables which have been acquired by Excell since the Unaudited Balance Sheet Date were acquired in the ordinary course of business and have been collected in full, or are good and collectible, subject to an appropriate reserve determined in a manner consistent with past practices of Excell, in the ordinary course of business. No accounts, notes or other receivables are contingent upon the performance by Excell of any obligation or contract. No person has any Lien on any of such receivables and no agreement for deduction or discount has been made with respect thereto.

           (c) The business information previously prepared by Excell and delivered to Cambridge was prepared in good faith, based on assumptions Excell deems reasonable, was prepared for planning purposes, although no assurances are given that Excell will engage in the activities described therein or achieve the results projected therein.

     3.7   Taxes.
           -----

           (a)  The term "Taxes" as used herein means all federal, state, local
                          -----
and foreign income tax, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax" means any one of the
                                                       ---
foregoing Taxes. The term "Tax Returns" as used herein means all returns,
                           -----------
declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of
                                                    ----------
the foregoing Tax Returns.

          (b) Excell has timely filed all Tax Returns required to be filed and has paid or accrued all Taxes owed (whether or not shown as due on such Tax Returns), including, without limitation, all Taxes which Excell is obligated to withhold for amounts owing to employees, creditors and third parties. All Tax Returns filed by Excell were complete and correct in all respects, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of Excell and any other information required to be shown thereon. None of the Tax Returns filed by Excell or Taxes payable by Excell have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Governmental Entity, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of Excell, threatened. Excell is not currently the beneficiary of any extension of time within which to file any Tax Return, and Excell has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting Excell, as of the date hereof, are set forth in the Financial Statements or in Section 3.7 of the Excell Disclosure Schedule. None of the Tax Returns filed by Excell for its three most recent fiscal years contain a disclosure statement under former Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law), and any such disclosure statement filed previously by Excell was with respect to a Tax period as to which the applicable Tax statute of limitations has expired. Excell is not a party to any Tax sharing agreement or similar arrangement. Excell has never been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was Excell), and Excell does not have any liability for the Taxes of any person (other than Excell) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise.

          (c) Excell is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. Excell has not agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign law) by reason of a change in accounting method or otherwise. Excell does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. To the knowledge of Excell, no portion of the Cambridge Merger Shares is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. None of the assets of Excell is property which is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of Excell directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of Excell is "tax-exempt use property" within the meaning of Section 168(h) of the Code. No claim has ever been made by any Governmental Entity in a jurisdiction where Excell does not file Tax Returns that it is or may be subject to Tax in that jurisdiction. Excell has not participated in an international boycott as defined in Section 999 of the Code. None of the shares of outstanding capital stock of Excell are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code.

          (d) There are no liens for Taxes (other than for ad valorem Taxes not yet due and payable) upon the assets of Excell. The unpaid Taxes of Excell did not, as of the Balance Sheet Date, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Unaudited Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Excell in filing Tax Returns (taking into account any Taxes incurred as a result of the transactions contemplated by this Agreement). Section 3.7 of the Excell Disclosure Schedule sets forth, consistent with its normal record keeping, Excell's Tax basis, as of December 31, 1997, in each of its asset groups. Excell is not a party to any joint venture, partnership, limited liability company or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

          (e) Excell has never filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations. Excell and its stockholders made (i) a valid election for Excell to be treated as an "S corporation", as that term is defined in Section 1361(a) of the Code, for federal income tax purposes and (ii) a similar valid election under the laws of Washington or any other applicable Governmental Entity, and all of such elections will be in effect at the Effective Time. Section 3.7 of the Excell Disclosure Schedule lists each such election and a true copy of each such election is attached thereto; there are no grounds for the revocation of any such election and no such election will be revoked retroactively or otherwise except at the Effective Time by reason of the Merger. Excell has been an S corporation at all times since its April 1, 1996 through the date hereof. Neither Excell nor any of its shareholders has taken any action that would cause, or would result in, the termination of the S corporation status of Excell, other than pursuant to this Agreement. To the knowledge of Excell, no Tax will be imposed on Excell under
Section 1374 of the Code or any corresponding provisions of the laws of Washington or any other applicable Governmental Entity as a result of the transactions contemplated by this Agreement.

          (f) To the knowledge of Excell, there has not been any audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Governmental Entity of any Tax Return filed by a stockholder of Excell with respect to, or which may relate to, items of income, gain, deduction, loss or credit of Excell; and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is in progress and such stockholders have not been notified by any Governmental Entity that any such audit is contemplated or pending.

     3.8   Absence of Certain Changes and Events.  From the Audited Balance
           -------------------------------------
Sheet Date, there has not been:

         (a) Any transaction involving more than $25,000 entered into by Excell other than in the ordinary course of business; any change (or any development or combination of developments of which Excell has knowledge which is reasonably likely to result in such a change) in Excell's Business Condition, other than changes in the ordinary course of business which in the aggregate have not been and are not expected to be materially adverse to Excell's Business Condition; or, without limiting the foregoing, any loss of or damage to any of the properties of Excell due to fire or other casualty or other loss, whether or not insured, amounting to more than $25,000 in the aggregate;

         (b) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Excell, or any repurchase, redemption, retirement or other acquisition by Excell of any outstanding shares of capital stock, any Excell Option, or other securities of, or other equity or ownership interests in, Excell;

         (c) Any discharge or satisfaction of any Lien or payment or satisfaction of any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the Unaudited Balance Sheet and current liabilities incurred since the Unaudited Balance Sheet Date in the ordinary course of business;

         (d) Any change in the Charter Documents of Excell or any amendment of any term of any outstanding security of Excell;

         (e) Any incurrence, assumption or guarantee by Excell of any indebtedness for borrowed money other than in the ordinary course of business and in an aggregate amount exceeding $25,000;

         (f)  Any creation or assumption by Excell of any Lien on any asset;

         (g) Any making of any loan, advance or capital contributions to, or investment in, any person;

         (h) Any sale, lease, pledge, transfer or other disposition of any material capital asset, except where the same was replaced;

         (i) Outside Excell's ordinary course of business, any material transaction or commitment made, or any material contract or agreement entered into, by Excell relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Excell of any contract or other right;

         (j) Any (A) grant of any severance or termination pay to any director, officer or management employee of Excell, (B) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or management employee of Excell, (C) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements with respect to any director, officer or management employee of Excell, (D) change in compensation, bonus or other benefits payable to directors, officers or management employees of Excell, (E) any of the foregoing with any other employee of Excell other than in the ordinary course of Excell's business and that are described in general terms in Section 3.8 of the Excell Disclosure Schedule or (F) change in the payment or accrual policy with respect to any of the foregoing;

         (k) Any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of Excell, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of Excell;

         (l) Any notes or accounts receivable or portions thereof written off by Excell as uncollectible in an aggregate amount exceeding $25,000;

         (m) Any issuance or sale of any stock, bonds, phantom stock interest or other securities of which Excell is the issuer, or the grant, issuance or change of any stock options, warrants, or other rights to purchase securities of Excell or phantom stock interest in Excell;

         (o) Any cancellation of any debts or claims or waiver of any rights of substantial value in an aggregate amount exceeding $25,000;

         (p) Any sale, assignment or transfer of any Excell Intellectual Property or other similar assets, including licenses therefor, outside of Excell's ordinary course of business;

         (q) Any capital expenditures, or commitment to make any capital expenditures, for additions to property, plant or equipment in an aggregate amount exceeding $100,000;

         (r) Payment of any amounts to, or liability incurred to or in respect of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any corporation or business in which Excell or any of its corporate officers or directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act") of any such person, has any direct or indirect ownership
      --------------
interests; or

         (s) Any agreement, undertaking or commitment to do any of the foregoing.

     3.9   Leases in Effect.  All real property leases and subleases as to
           ----------------
which Excell is a party and any amendments or modifications thereof are listed in Section 3.9 of the Excell Disclosure Schedule (each a "Lease" and
                                                          -----
collectively, the "Leases") are valid, in full force and effect and enforceable,
                   ------
and there are no existing defaults on the part of Excell, and Excell has not received or given notice of default or claimed default with respect to any Lease, nor is there any event known to Excell that with notice or lapse of time, or both, would constitute a default on the part of Excell thereunder.

     3.10  Personal Property; Real Estate.  Excell has good and marketable
           ------------------------------
title, free and clear of all title defects and security interests, liens, charges, restrictions, claims, encumbrances or assessments of any nature whatsoever ("Liens") (including, without limitation, leases, chattel mortgages,
             -----
conditional sale contracts, purchase money security interests, collateral security arrangements and other title or interest-retaining agreements) to all inventory, receivables, furniture, machinery, equipment and other personal property, tangible or otherwise, reflected on the Unaudited Balance Sheet or used in Excell's business, except for acquisitions and dispositions since the Unaudited Balance Sheet Date in the ordinary course of business. The Excell Disclosure Schedule lists (i) all computer equipment and (ii) all other personal property, in each case having a depreciated book value of $10,000 or more, which are used by Excell in the conduct of its business, and all such equipment and property, in the aggregate, is in good operating condition and repair, reasonable wear and tear excepted, or has been fully depreciated. There is no asset used or required by Excell in the conduct of its business as presently operated which is not either owned by it or licensed or leased to it.

         (b) Section 3.10 of the Excell Disclosure Schedule contains a schedule setting forth and describing all real property which is leased by Excell, or in which Excell has any other right, title or interest. Excell does not own any real property. True and complete copies of each lease have been provided to Cambridge, and such leases constitute the entire understanding relating to Excell's use and occupancy of the leased premises. The leases are presently in full force and effect without further amendment or modification. Excell is not in default in the performance of obligations under any lease, and Excell does not know of any state of facts which with the giving of notice or the passage of time, or both, would constitute a default by Excell or any other party thereunder.

         (c) To the knowledge of Excell, the improvements located on the real property described in Section 3.10 of the Excell Disclosure Schedule are not the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code and there is no use or occupancy restriction or condemnation proceeding pending, or threatened against Excell.

     3.11  Certain Transactions.  Except for (a) relationships with Excell as
           --------------------
an officer, director, or employee thereof (and compensation by Excell in consideration of such services) and (b) relationships with Excell as stockholders or option holders therein, none of the directors, officers, or Stockholders of Excell, or any member of any of their families, is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction, or series of similar transactions, with Excell, in which the amount involved exceeds $60,000, including, without limitation, any contract, agreement, or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such person or any corporation, partnership, trust, or other entity in which any such person has or had a 5%-or-more interest (as a stockholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee. None of Excell's officers or directors has any interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks, or trade names, used in or pertaining to the business of Excell, or any supplier, distributor, or customer of Excell, except for the normal rights of a stockholder, and except for rights under existing employee benefit plans.

     3.12  Litigation and Other Proceedings.  There is no action, suit,
           --------------------------------
claim, investigation or proceeding (or any basis therefor known to Excell) pending against or, to the knowledge of Excell, threatened against Excell or its properties and assets before any court or arbitrator or any Governmental Entity. Excell is not subject to any order, writ, judgment, decree, or injunction that has a material adverse effect on Excell's Business Condition.

     3.13  No Defaults.  Excell is not, nor has Excell received notice that
           -----------
it would be with the passage of time, in default or violation of any term, condition, or provision of (i) the Charter Documents; (ii) any judgment, decree, or order applicable to Excell; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which Excell is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Excell.

          3.14 Major Contracts.  Excell is not a party to or subject to:
              ---------------

          (a) Any union contract, or any employment contract or arrangement (other than "at-will" employment arrangements) providing for future compensation, written or oral, with any officer, consultant, director, or employee;

          (b) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing or the like;

          (c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

          (d) Any OEM agreement, reseller or distribution agreement, volume purchase agreement, corporate end user sales or service agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate over the life of the contract, $50,000 or pursuant to which Excell has granted or received manufacturing rights, most favored nation pricing provisions, or exclusive marketing, production, publishing or distribution rights related to any product, group of products or territory;

          (e) Any lease for real property, and any lease for personal property in which the amount of payments which Excell is required to make on an annual basis exceeds $50,000;

          (f) Any agreement, license, franchise, permit, indenture, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement and all other agreements contemplated hereby, the consummation of the Merger, or the consummation of the transactions contemplated hereby or thereby;

          (g) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $25,000 or more;

          (h) Any license agreement, either as licensor or licensee (excluding nonexclusive hardware and software licenses granted to customers in the ordinary course of business and commercially available in-licensed software applications);

         (i) Any contract or agreement containing covenants purporting to limit Excell's freedom to compete in any line of business in any geographic area; or

         (j) Any contract or agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving the expected payment or receipt by Excell of more than $50,000 in the aggregate, except that with respect to client contracts the amount shall be $200,000 and solely for the 1998 calendar year (it being understood that the foregoing are to be based on good faith estimates based upon historical activity to date).

         All contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the Excell Disclosure Schedule pursuant to this
Section 3.14 are valid and in full force and effect, and Excell has not, nor, to the knowledge of Excell, has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof. Since the Audited Balance Sheet Date, Excell has not amended, modified or terminated the terms of the contracts or agreements referred to in this
Section 3.14 unless such amendment, modification or termination was in the ordinary course of business and Excell has provided Cambridge with written notification of such.

     3.15  Material Relations.  To Excell's knowledge, none of the parties to
           ------------------
any of the contracts identified in the Excell Disclosure Schedule pursuant to
Section 3.14 have terminated, or, to the knowledge of Excell, in any way expressed to Excell an intent to reduce or terminate the amount of its business with Excell in the future.

     3.16  Insurance and Banking Facilities.  Section 3.16 of the Excell
           --------------------------------
Disclosure Schedule contains a complete and correct list of (i) all contracts of insurance or indemnity of Excell in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts and expiration date) and (ii) the names and locations of all banks in which Excell has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from Excell with respect to any such contracts of insurance or indemnity have been paid, and Excell does not know of any fact, act, or failure to act which has or might cause any such contract to be canceled or terminated. All known claims for insurance or indemnity have been presented.

     3.17  Employees.  The Excell Disclosure Schedule sets forth a list of
           ---------
(a) the names, titles, salaries and all other compensation of all salaried Excell employees (such term meaning permanent and temporary, full-time and part-time employees) and (b) the wage rates for non-salaried Excell employees (by classification). Any persons engaged by Excell as independent contractors, rather than employees, have been properly classified as such and have been so engaged in accordance with all applicable federal, foreign, state or local laws. No senior management or technical employee or senior project manager of Excell has stated to Excell that such employee intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within six months after the Closing Date. Hours worked by and payments made to employees of Excell have not been in violation of the Fair Labor Standards Act or any other applicable federal, foreign, state or local laws dealing with such matters. Excell is not and never has been engaged in any dispute or litigation with an employee or former employee regarding matters pertaining to intellectual property or assignment of inventions. Excell has never been and, to the knowledge of Excell, is not now subject to a union organizing effort. Excell does not have any written contract of employment or other employment, severance or similar agreement with any of its employees or any established policy or practice relating thereto, and all of its employees are employees-at-will. Excell is not a party to any pending, or to Excell's knowledge, threatened, labor dispute. Excell has complied in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining and ensuring equality of opportunity for employment and advancement of minorities and women. There are no claims pending, or, to the knowledge of Excell, threatened to be brought, in any court or administrative agency by any former or current Excell employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim threatened or pending in any court or administrative agency from any current or former employee or any other person arising out of Excell's status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge, or otherwise.

     3.18  Employee Benefit Plans.  Each Plan (as defined below) covering
           ----------------------
active, former, or retired employees of Excell is listed in Section 3.18 of the Excell Disclosure Schedule. "Plan" means any employee benefit plan as defined
                              ----
in ERISA (as defined below) and will also include any employment, severance or similar contract, arrangement or policy and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits. Excell has made available to Cambridge a copy of each Plan, and where applicable, any related trust agreement, annuity, or insurance contract. All annual reports (Form 5500) required to be filed with the Internal Revenue Service have been properly filed on a timely basis, and Excell has provided copies of the three most recently filed Forms 5500 for each applicable Plan. Any Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and has remained tax-qualified to this date and its related trust is tax-exempt and has been so since its creation. No Plan is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 412 of the Code.
                                          -----
No "prohibited transaction," as defined in ERISA Section 406 or Code Section 4975 has occurred with respect to any Plan, unless such a transaction was exempt from such rules. Each Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. There are no pending or anticipated claims against or otherwise involving any of the Plans and no suit, action, or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any Plan. All contributions, reserves, or premium payments to the Plan, accrued to the date hereof have been made or provided for. Neither Excell nor any entity which is considered one employer with Excell under Section 414 of the Code or
Section 4001 of ERISA has ever maintained or contributed to or incurred or expects to incur liability with respect to any Plan subject to Title IV of ERISA or any "multi-employer plan" within the meaning of Section 4001(a)(3) of

ERISA. There are no restrictions on the rights of Excell to amend or terminate any Plan without incurring any liability thereunder. Excell has not engaged in or is a successor or parent corporation to an entity that has engaged in a transaction described in ERISA Section 4069. There have been no amendments to, written interpretation of, or announcement (whether or not written) by Excell relating to, or change in employee participation or coverage under, any Plan. Neither Excell nor any of its ERISA affiliates have any current or projected liability in respect of post-employment or post-retirement welfare benefits for retired or former employees of Excell other than health care continuation benefits required to be provided under applicable law. No tax under Section 4980B or 4980D of the Code has been incurred in respect of any Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

     3.19  Certain Agreements.  Except as contemplated by this Agreement,
           ------------------
neither the execution and delivery of this Agreement and all other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by Excell (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of Excell under any Plan, agreement, or otherwise, (ii) increase any benefits otherwise payable under any Plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     3.20  Guarantees and Suretyships.  Excell has no powers of attorney
           --------------------------
outstanding (other than those issued in the ordinary course of business with respect to Tax matters), and Excell has no material obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity.

     3.21  Brokers and Finders.  Neither Excell nor any of the Stockholders
           -------------------
has retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will Excell owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

     3.22  Certain Payments.  Neither Excell, nor to the knowledge of Excell,
           ----------------
any person or other entity acting on behalf of Excell has, directly or indirectly, on behalf of or with respect to Excell: (i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any material transaction or made or received any material payment which was not properly recorded on the books of Excell,
(iv) created or used any "off-book" bank or cash account or "slush fund," or (v) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

     3.23  Environmental Matters.   Excell has complied with all federal,
           ---------------------
state and local laws (including, without limitation, case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively, "Environmental Laws") except for cases, if any, where a
                       ------------------
failure to so comply would not have a Material Adverse Effect on Excell's Business Condition; Excell has not handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws ("Hazardous Materials"), except for reasonable amounts of
                        -------------------
ordinary office and/or office-cleaning supplies which have been used in compliance with Environmental Laws; (iii) to Excell's knowledge, there is not now, nor has there ever been, any underground storage tank or asbestos on any real property owned, operated or leased by Excell; (iv) Excell has not conducted, nor is it aware of, any environmental investigations, studies, audits, tests, reviews or analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials at any real property owned, operated or leased by Excell; and (v) there are no "Environmental Liabilities". For purposes of this Agreement, "Environmental Liabilities" are any claims, demands,
                             -------------------------
or liabilities under Environmental Laws which (i) arise out of or in any way relate to Excell's operations or activities, or any real property at any time owned, operated or leased by Excell, or any stockholder's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

     3.24  Enforceability of Contracts, etc.
           ---------------------------------

           (a) No person, firm, corporation or entity who is a party to any contract, agreement, commitment or plan to which Excell is a party has a valid defense, on account of non-performance or malfeasance by Excell, which would make any such contracts, agreement, commitment or plan not valid and binding upon or enforceable against such parties in accordance with their terms, except to the extent such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally and usual equity principles.

           (b) Neither Excell, nor, to the knowledge of Excell, any other person, firm, corporation or entity, is in breach or violation of, or default under, any material contract, agreement, arrangement, commitment or plan to which Excell is a party, and no event or action has occurred, is pending, or, to the knowledge of Excell, is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a breach or a default by Excell or, to the knowledge of Excell, any other person, firm, corporation or entity, under any material contract, agreement, arrangement, commitment or plan to which Excell is a party.

     3.25  Information Statement.   The information regarding Excell
           ---------------------
(including, for purposes of this Section 3.25, information regarding Excell's officers, directors and stockholders) included in the information to be sent to the stockholders of Excell in connection with the consideration and approval of the Merger and the other transactions contemplated by this Agreement (such information statement as amended or supplemented is referred to herein as the "Information Statement") will not, on the date the Information Statement (or any
----------------------
amendment thereof or supplement thereto) is first mailed to the stockholders of Excell, at the time of the execution and delivery of any written consent of the stockholders of Excell or the time of any stockholders meeting of Excell to approve the Merger, and at the Effective Time, contain any statement regarding Excell that, at such time and in light of the circumstances under which it will be made, is false or misleading in any material respect, or will omit to state any material fact regarding Excell necessary in order to make the statements made therein regarding Excell not false or misleading in any material respect; or omit to state any material fact regarding Excell necessary to correct any statement regarding Excell in any earlier communication with respect to the solicitation of the stockholders of Excell that has become false or misleading in any material respect. If at any time prior to the Effective Time any event relating to Excell should be discovered by Excell which should be set forth in an amendment or a supplement to the Information Statement, Excell will promptly inform Cambridge. Notwithstanding the foregoing, Excell makes no representation or warranty with respect to any information regarding Cambridge or Merger Sub which is contained in any of the foregoing documents.

     3.26  H-S-R Act. All entities included within the "person" of which the
           ---------
Pacheco Affiliates (as defined below) are the "ultimate parent entities" of Excell under the H-S-R Act (as defined below), do not collectively have $10,000,000 or more of assets, as determined in accordance with the H-S-R Act. As used in this paragraph, the "Pacheco Affiliates" means Leonard J. Pacheco,
                                ------------------
Mr. Pacheco's spouse, any minor children of Mr. Pacheco and any trust entity organized for the benefit of a family member of Mr. Pacheco in which Mr. Pacheco or any of such persons has any right of revocation or any reversionary interest.

     Any shares of Cambridge Common Stock directly or indirectly beneficially owned by the Pacheco and Beebe Affiliates (as defined below) are held by them, and the Cambridge Merger Shares to be acquired by them in connection with the Merger will be acquired by them, solely for the purpose of investment as determined in accordance with the H-S-R Act. As used in this paragraph, the "Pacheco and Beebe Affiliates" means Leonard J. Pacheco, James Beebe, their
 ----------------------------
spouses, minor children, and any trust entity organized for the benefit of any of their family members in which Mr. Pacheco, Mr. Beebe or any of such persons retain any right of revocation or any reversionary interest. For purposes of this Agreement, "solely for the purpose of investment" means that the person holding or acquiring the Cambridge Merger Shares has no intention of participating in the formulation, determination or direction of the basic business decisions of Cambridge.

     3.27  Year 2000.  Any reprogramming required to permit the proper
           ---------
functioning, in and following the year 2000, of Excell's computer systems and equipment containing embedded microchips used in Excell's business, and the testing of all such systems and equipment, as so reprogrammed, has been completed. The cost to the Company of such reprogramming and testing and the reasonably foreseeable consequences of year 2000 to the Company (including, without limitation, reprogramming errors, products or services provided by Excell and the failure of others' systems or equipment) will not have a material adverse effect on Excell's Business Condition.

     3.28  Disclosure.  Neither the representations or warranties made by
           ----------
Excell or the Stockholders in this Agreement, nor the Excell Disclosure Schedule or any other certificate executed and delivered by Excell or the Stockholders pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     3.29  Reliance.  The foregoing representations and warranties are made
           --------
by Excell and the Stockholders with the knowledge and expectation that Cambridge and Merger Sub are placing reliance thereon.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS


         Each Stockholder severally represents and warrants to Cambridge and Merger Sub as follows:

         (a) Subject to applicable community property laws, such Excell Stockholder is the lawful owner of the shares of Excell Common Stock to be exchanged for the Cambridge Merger Shares pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such shares of Excell Common Stock, free of all Liens.

         (b) Such Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and to sell and deliver the shares of Excell Common Stock owned by him, her or it in the manner provided herein. Such Stockholder has duly and validly executed this Agreement and has, or prior to the Closing, will have duly and validly executed and delivered all other agreements contemplated hereby, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of such Stockholder in accordance with its terms.

         (c) The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by such Stockholder, and the consummation of the transactions contemplated hereby or thereby, will not require, on the part of such Stockholder, any consent, approval, authorization or other order of, or any filing with, any Governmental Entity, or under any contract, agreement or commitment to which such Stockholder is a party or by which such Stockholder or property of such Stockholder is bound, and will not constitute a violation on the part of such Stockholder of any law, administrative regulation or ruling or court decree, or any contract, agreement or commitment, applicable to such Stockholder or property of such Stockholder.


                                   ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF CAMBRIDGE AND MERGER SUB


         Except as set forth in the disclosure schedule of Cambridge dated as of the date hereof and delivered herewith to Excell (the "Cambridge Disclosure
                                                       --------------------
Schedule") which identifies the section and subsection to which each disclosure
--------
therein relates (provided, however, that Cambridge will be deemed to have adequately disclosed with respect to any section or subsection any matters that are clearly described elsewhere in such document if the applicability of such disclosure to such non-referenced sections or subsections is clearly apparent and Cambridge has not intentionally omitted any required cross-references), and whether or not the Cambridge Disclosure Schedule is referred to in a specific section or subsection, Cambridge and Merger Sub jointly and severally represent and warrant to Excell as follows:

     5.1   Organization and Qualification.  Cambridge is a corporation duly
           ------------------------------
organized, validly existing and in good standing under the laws of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of Cambridge. Merger Sub is recently organized and has conducted no business activities, other than as contemplated by this Agreement.

     5.2   Capitalization.  The authorized capital stock of Cambridge
           --------------
consists of 2,000,000 shares of preferred stock, $.01 par value per share, of which 100,000 shares have been designated Series A Participating Preferred Stock and of which no shares are issued or outstanding or held in Cambridge's treasury, and 250,000,000 shares of Cambridge Common Stock, of which, as of August 26, 1998:

(a) 56,901,399 shares were validly issued and outstanding, fully paid and nonassessable and

(b) 25,100,000 shares were reserved for issuance pursuant to Cambridge's stock option and stock purchase plans for its employees and directors. Except for options and rights relating to shares reserved for issuance pursuant to Cambridge's stock option and stock purchase plans for its employees and directors and rights to purchase Series A Participating Preferred Stock pursuant to Cambridge's stockholder rights plan, and except as set forth in Section 5.2 of the Cambridge Disclosure Schedule or the Reports (as defined in Section 5.5), there are no options, warrants or other rights, agreements or commitments (contingent or otherwise) obligating Cambridge to issue shares of its capital stock or any other securities convertible into or evidencing the right to subscribe to shares of its capital stock.

     5.3   Authority Relative to this Agreement.  The execution, delivery
           ------------------------------------
and performance of this Agreement and all other agreements contemplated hereby by Cambridge and Merger Sub have been duly authorized by all necessary action of the Boards of Directors and stockholders of Cambridge and Merger Sub.
Certified copies of the resolutions adopted by the Boards of Directors of Cambridge and Merger Sub and Cambridge as sole stockholder of Merger Sub approving this Agreement, all other agreements contemplated hereby and the Merger have been or will be provided to Excell. Each of Cambridge and Merger Sub has duly and validly executed and delivered this Agreement and has, or prior to Closing, will have duly and validly executed and delivered all other agreements contemplated hereby to be executed by it, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of each of Cambridge and Merger Sub in accordance with its terms.

     5.4   Non-Contravention.  Assuming the accuracy of the
           -----------------
representations and warranties of Excell and the Stockholders contained in the Agreement and the other agreements contemplated hereby that are relevant to the following specific provisions, neither the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Cambridge and Merger Sub, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under, the Charter Documents of Cambridge or Merger Sub or any federal, foreign, state or local court or administrative order or process, statute, law, ordinance, rule or regulation, or any contract, agreement or commitment to which Cambridge is a party, or under which Cambridge is obligated, or by which Cambridge or any of the rights, properties or assets of Cambridge are subject or bound; result in the creation of any Lien upon, or otherwise adversely affect, any of the rights, properties or assets of Cambridge; terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which Cambridge is a party, or under which Cambridge is obligated, or by which Cambridge or any of the rights, properties or assets of Cambridge are subject or bound; or accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which Cambridge is a party, or under which Cambridge may be obligated, or by which Cambridge or any of the rights, properties or assets of Cambridge are subject or bound, other than any of the foregoing which would not have, individually or in the aggregate, a material adverse effect on Business Condition of Cambridge.

     5.5   Reports and Financial Statements.  Cambridge has previously
           --------------------------------
furnished to Excell true and correct copies of its (i) Form 10-K for the period ended December 31, 1997, (ii) its Quarterly Report on Form 10-Q for the period ended June 30, 1998 (the "Recent 10-Q"), (iii) all other reports filed by it
                          -----------
with the Securities and Exchange Commission (the "Commission") under the
                                                  ----------
Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 1998 and (iv) Cambridge hereby agrees to furnish to Excell true and correct copies of all reports filed by it with the Commission after the date hereof prior to the Closing all in the form (including exhibits) so filed (collectively, the "Reports"). As of their respective dates, the Reports
                    -------
complied or will comply in all material respects with the then applicable published rules and regulations of the Commission with respect thereto at the date of their issuance and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, no additional filings or amendments to previously filed Reports are required pursuant to such rules and regulations. Each of the audited consolidated financial statements and unaudited interim financial statements included in Cambridge's Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presents the financial position of the entity or entities to which it relates as at its date or the results of operations, stockholders' equity or cash flows of such entity or entities (subject, in the case of unaudited statements, to the absence of footnote disclosure and in the case of unaudited interim statements to year-end adjustments, which will not be material either individually or in the aggregate, and except as described in
Section 5.5 of the Cambridge Disclosure Schedule). As of the date hereof, Cambridge meets the "Registrant Requirements" of the General Instructions of Form S-3 under the Securities Act.

     5.6   Validity Cambridge Merger Shares.  The Cambridge Merger
           -----------------------------------
Shares to be issued in the Merger will, when issued, be, validly issued, fully paid and nonassessable.

     5.7   Consents and Approvals of Governmental Authorities. Assuming the
           --------------------------------------------------
accuracy of the representations and warranties of Excell and the Stockholders contained in the Agreement and the other agreements contemplated hereby that are relevant to the following specific provisions, except for (a) the requirements of state securities (or "Blue Sky") laws, (b) the filing and recording of the Merger Documents as provided by the WBCA, (c) the filing of appropriate documents with the Nasdaq Stock Market and (d) the filing of a Form D and a Form 8-K with the Commission, if applicable, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by Cambridge or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     5.8   Absence of Certain Changes or Events.  Since June 30, 1998,
           ------------------------------------
there has not been any material adverse change in the Business Condition of Cambridge. Cambridge is not actively considering nor currently participating in negotiations or discussions regarding any sale of all or a significant part of Cambridge's business or assets in a merger, consolidation or other type of business combination.

     5.9   Information Statement.   The information regarding Cambridge
           ---------------------
(including, for purposes of this Section 5.9, information regarding Cambridge's officers, directors and stockholders) included in the Information Statement will not, on the date the Information Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Excell, at the time of the execution and delivery of any written consent of the stockholders of Excell or the time of any stockholders meeting of Excell to approve the Merger, and at the Effective Time, contain any statement regarding Cambridge that, at such time and in light of the circumstances under which it will be made, is false or misleading in any material respect, or will omit to state any material fact regarding Cambridge necessary in order to make the statements made therein regarding Cambridge not false or misleading in any material respect; or omit to state any material fact regarding Cambridge necessary to correct any statement regarding Cambridge in any earlier communication with respect to the solicitation of the stockholders of Cambridge that has become false or misleading in any material respect. If at any time prior to the Effective Time any event relating to Cambridge should be discovered by Cambridge which should be set forth in an amendment or a supplement to the Information Statement, Cambridge will promptly inform Excell. Notwithstanding the foregoing, Cambridge makes no representation or warranty with respect to any information regarding Excell which is contained in any of the foregoing documents.

     5.10  Disclosure.  Neither the representations or warranties made by
           ----------
Cambridge in this Agreement, nor the Cambridge Disclosure Schedule or any other certificate executed and delivered by Cambridge pursuant to this Agreement, when taken together and with knowledge of the contents of the Reports, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     5.11  Reliance.  The foregoing representations and warranties are made
           --------
by Cambridge with the knowledge and expectation that Excell and the Stockholders are placing reliance thereon.


                                  ARTICLE VI

                              COVENANTS OF EXCELL


           During the period from the date of this Agreement (except as otherwise indicated) and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Excell and the Stockholders agree (except as expressly contemplated by this Agreement or otherwise permitted with Cambridge's prior written consent):

     6.1   Conduct of Business in Ordinary Course.  Except as approved in
           --------------------------------------
writing by Cambridge, Excell will carry on its business in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable best efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers, consultants and employees and preserve its relationships with customers, suppliers and distributors and others having business dealings with it. Excell will confer on a regular and frequent basis with representatives of Cambridge to report operational matters of a material nature and to report the general status of the ongoing operations of the business of Excell. The foregoing notwithstanding, Excell will not, except as approved in writing by Cambridge:

         (a) other than in the ordinary course of business consistent with prior practice, enter into any material commitment or transaction, including but not limited to any purchase of assets (other than raw materials, supplies or cash equivalents) for a purchase price in excess of $25,000;

         (b) grant any bonus, severance or termination pay to any officer, director, independent contractor or employee of Excell, except pursuant to the Excell Phantom Stock Plan, as approved by Cambridge;

         (c) enter into or amend any agreements pursuant to which any other party is granted support, service, marketing or publishing rights, other than in the ordinary course of business consistent with prior practice, or is granted distribution rights of any type or scope with respect to any products of Excell;

         (d) other than in the ordinary course of business consistent with prior practice, enter into or terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments, or commitments, or amend or otherwise change in any material respect the terms thereof in a manner adverse to Excell;

         (e) commence a lawsuit other than: (i) for the routine collection of bills, (ii) in such cases where Excell in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of Excell's business provided that Excell consults with Cambridge prior to filing such suit, or (iii) for a breach of this Agreement or any agreement related hereto;

         (f) modify in any material respect existing discounts or other terms and conditions with dealers, distributors and other resellers of Excell's products or services in a manner adverse to Excell;

         (g) accelerate the vesting or otherwise modify any Excell Option, restricted stock, or other outstanding rights or other securities, other than changes to the Excell Phantom Stock Plan, as approved by Cambridge;

         (h) take any action which would make any representation or warranty in this Agreement untrue or incorrect, as if made as of such time; or

         (i) agree in writing or otherwise to take any of the foregoing actions.

     6.2   Dividends, Issuance of, or Changes in Securities.   Excell will
           ------------------------------------------------
not: (i) declare or pay any dividends on or make other distributions to its stockholders (whether in cash, shares or property), (ii) issue, deliver, sell, or authorize, propose, or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any Excell Voting Debt or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating Excell to issue any such shares, Excell Voting Debt or other convertible securities except as any of the foregoing is required by outstanding Excell Options; (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Excell, (iv) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or options or warrants related thereto, or (v) propose any of the foregoing.

     6.3   Governing Documents.   Excell will not amend its Charter Documents.
           -------------------

     6.4   No Acquisitions.   Excell will not authorize, recommend, propose
           ---------------
or announce an intention to authorize, recommend or propose, or enter into a letter of intent (whether or not binding), an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Merger), any acquisition of assets or securities.

     6.5   No Dispositions.   Excell will not sell, lease, license, transfer,
           ---------------
mortgage, encumber or otherwise dispose of any of its material assets or cancel, release, or assign any material indebtedness or claim, except in the ordinary course of business consistent with prior practice.

     6.6   Indebtedness.   Excell will not incur any indebtedness for
           ------------
borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise.

     6.7   Compensation.   Excell will not adopt or amend, or modify in any
           ------------
material respect, any Plan or pay any pension or retirement allowance not required by any existing Plan. Excell will not enter into or modify any employment or severance contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees or pay bonuses or other remuneration except for current salaries, severance and other remuneration for which Excell is obligated under arrangements existing prior to the Unaudited Balance Sheet Date to which Excell is a party and which have been disclosed in the Excell Disclosure Schedule.

     6.8   Claims.  Excell will not settle any claim, action or proceeding,
           ------
except in the ordinary course of business consistent with prior practice.

     6.9   Access to Properties and Records.  Subject to contractual and
           --------------------------------
other obligations, throughout the period between the date of this Agreement and the Closing, Excell will give Cambridge and its representatives full access, at a place reasonably acceptable to Excell, during reasonable business hours and following reasonable notice but in such a manner as not unduly to disrupt the business of Excell, to its senior management, senior technical personnel, premises, properties, contracts, commitments, books, records and affairs, and will provide Cambridge with such financial, technical and operating data and other information pertaining to its business as Cambridge may request. With Excell's prior consent, which will not be unreasonably withheld, Cambridge will be entitled in conjunction with Excell personnel to make appropriate inquiries of third parties in the course of its investigation.

     6.10  Breach of Representations and Warranties.  Excell will not take
           ----------------------------------------
any action that would cause or constitute a breach of any of the representations and warranties set forth in Article III or that would cause any of such representations and warranties to be inaccurate in any material respect or that would constitute a breach of any of its other obligations under this Agreement. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Excell will give detailed notice thereof to Cambridge and will use its reasonable best efforts to prevent or remedy promptly such breach or inaccuracy.

     6.11  Consents.  Excell will promptly apply for or otherwise seek and
           --------
use reasonable best efforts to obtain, all consents and approvals, and make all filings, required with respect to the consummation of the Merger.

     6.12  Tax Returns.  Excell will promptly provide or make available to
           -----------
Cambridge copies of all tax returns, reports and information statements that have been filed or are filed prior to the Closing Date.

     6.13  Stockholder Approval.  Each of the Stockholders agrees to vote all
           --------------------
of such Stockholder's shares of Excell Common Stock for the approval of this Agreement and the appropriate Merger Documents as required by the WBCA.

     6.14  Preparation of Disclosure and Solicitation Materials.  Excell will
           ----------------------------------------------------
promptly submit the Information Statement to its stockholders. Excell will promptly set a record date, give notice of a special meeting, solicit consents and/or give notices to holders of Dissenting Shares so as to facilitate the Closing of the Merger as of the earliest practicable date.

     6.15  Exclusivity; Acquisition Proposals.  Unless and until this
           ----------------------------------
Agreement will have been terminated by either party pursuant to Article XI hereof and thereafter subject to Section 11.5, neither Excell nor any of the Stockholders will (and each will use its reasonable best efforts to ensure that none of its officers, directors, agents, representatives or affiliates) take or cause or permit any person to take, directly or indirectly, any of the following actions with any party other than Cambridge and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries, or discussions with respect to any offer or proposal to acquire all or any significant part of Excell's business, assets or capital stock, whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition
                                                        -----------
Transaction"), (ii) disclose, in connection with an Acquisition Transaction, any
-----------
information not customarily disclosed to any person other than Cambridge or its representatives concerning Excell's business or properties or afford to any person other than Cambridge or its representatives access to its properties, books, or records, except in the ordinary course of business consistent with prior practice and as required by law or pursuant to a governmental request for information, (iii) enter into or execute any agreement relating to an Acquisition Transaction, or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Merger. In the event that Excell is contacted by any third party expressing an interest in discussing an Acquisition Transaction, Excell will promptly notify Cambridge of such contact and the identity of the party so contacting Excell.

     6.16  Notice of Events.  Throughout the period between the date of this
           ----------------
Agreement and the Closing, Excell will promptly advise and consult with Cambridge regarding any and all material events and developments concerning its financial position, results of operations, assets, liabilities or business or any of the items or matters concerning Excell covered by the representations, warranties and covenants of Excell and the Stockholders contained in this Agreement.

     6.17  Reasonable Best Efforts.  Excell and each of the Stockholders will
           -----------------------
use their reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

     6.18  Insurance.  Excell will use its reasonable best efforts to
           ---------
maintain in force at the Effective Time policies of insurance of the same character and coverage as those described in the Excell Disclosure Schedule, and Excell will promptly notify Cambridge in writing of any changes in such insurance coverage occurring prior to the Effective Time.


                                  ARTICLE VII

                     COVENANTS OF CAMBRIDGE AND MERGER SUB


     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), Cambridge and Merger Sub agree (except as expressly contemplated by this Agreement or with Excell's prior written consent):

     7.1   Breach of Representations and Warranties.  Neither Cambridge nor
           ----------------------------------------
Merger Sub will take any action which would cause or constitute a breach of any of the representations and warranties set forth in Article V or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Cambridge will give detailed notice thereof to Excell and will use its reasonable best efforts to prevent or remedy promptly such breach or inaccuracy.

     7.2   Additional Information; Access.  Cambridge will provide Excell and
           ------------------------------
its stockholders with the information relating to Cambridge referred to in
Section 5.5 and the information relating to Cambridge to be included in the Information Statement. In addition, Cambridge will afford to Excell and to its counsel and to the persons expected to become shareholders of Cambridge pursuant to the Merger access throughout the period prior to the Effective Time to its senior management and all other information concerning Cambridge as Excell or such stockholder may reasonably request. Such stockholders will also be afforded the opportunity to ask questions and to receive accurate and complete answers from Cambridge concerning the terms and conditions of the Merger and the issuance of the Cambridge Merger Shares pursuant thereto.

     7.3   Consents.  Cambridge will promptly apply for or otherwise seek,
           --------
and use its reasonable best efforts to obtain, all consents and approvals, and make filings, required with respect to the consummation of the Merger.

     7.4   Reasonable Best Efforts.  Each of Cambridge and Merger Sub will
           -----------------------
use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

     7.5   Officers and Directors.  Cambridge agrees that all rights to
           ----------------------
indemnification existing on the date hereof in favor of the present or former officers and directors of Excell with respect to actions taken in their capacities as directors or officers of Excell prior to the Effective Time as provided in the Charter Documents of Excell and any applicable indemnification agreements (copies of which have been provided to Cambridge) will survive the Merger and continue in full force and effect following the Effective Time and the obligations related thereto will be assumed by Cambridge. Notwithstanding the foregoing the provisions of such Charter Documents or agreements will have no effect on the obligations of any stockholders of Excell pursuant to Article X of this Agreement or the Escrow Agreement.

     7.6   Nasdaq National Market Listing.  Cambridge will prepare and file
           ------------------------------
with Nasdaq an additional listing application and use its reasonable best efforts to have the Cambridge Merger Shares be accepted by Nasdaq for listing on the Nasdaq National Market as soon as practicable.

     7.7   Notice of Events.  Throughout the period between the date of this
           ----------------
Agreement and the Closing, Cambridge will promptly advise and consult with Excell regarding any and all material adverse change to the representations, warranties and covenants of Cambridge and Merger Sub contained in this Agreement.

     7.8   Third Party Beneficiaries.  Sections 7.5, 7.6, 7.9, 7.10 and 7.11
           -------------------------
will survive the consummation of the Merger, are intended to benefit the stockholders of Excell that receive Cambridge Merger Shares (the "New Cambridge
                                                                  -------------
Stockholders"), will be binding on Cambridge and its successors and assigns, and
------------
will be enforceable by the officers and directors of Excell and the New Cambridge Stockholders.

     7.9   Final S Corporation Return.  Cambridge will cause the Surviving
           --------------------------
Corporation to retain and pay Clark Nuber, CPAs, to prepare and file, in consultation with Cambridge's independent accountants, Excell's final S Corporation Tax Returns.

     7.10  Excell Phantom Stock Plan. Attached as Exhibit 7.10 hereto is a
           -------------------------              ------------
schedule showing the dollar amounts to be paid to certain participants in the Excell Phantom Stock Plan (the "Phantom Plan"). On or before September 21, 1998,
                                ------------
and subject to no conditions,, Cambridge will pay to each such holder by check the amount specified in such schedule under the heading "Cash Payout September 1998." On August 31, 1999, and subject to no conditions (including any condition concerning employment), Cambridge will pay to each holder by check the amount specified in such schedule under the heading "Cash Payout August 31, 1999." It shall be a condition precedent to the right of each participant to receive the foregoing payment that such participant execute the non-competition agreement specified in Section 11.2 of the Phantom Plan. All payments made pursuant to this Section 7.10 shall be reduced by all applicable federal and state withholding Tax obligations imposed with respect to such payments. If Cambridge is required to pay any amounts to such participants in the aggregate in excess of $6.7 million, then such excess shall be an Indemnifiable Amount reimbursable to Cambridge pursuant to the provisions of Article X, without regard to the Threshold Amount set forth therein (or included for purposes of determining if the Threshold Amount has been reached). In addition to the foregoing, the participants in the Phantom Plan who listed in the first section of such schedule have agreed to release their interest in the Phantom Plan, and such releases will be delivered to Cambridge at the Closing.

     7.11  D&O Coverage Tail.  Cambridge will cause Excell to maintain for a
           -----------------
period of three years from the Effective Time continued "tail" coverage under Excell's directors and officers errors and omissions insurance covering the officers and directors who served as such immediately prior to the Effective Time provided that such coverage shall be at the expense of Cambridge but only up to the specific amount set forth in Section 7.11 of the Excell Disclosure Schedule, with any excess being payable by the respective insured's.


                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS


     In addition to the foregoing, Cambridge, Merger Sub, Excell and the Stockholders, as applicable, each agree to take the following actions after the execution of this Agreement.

     8.1   Investment Agreements.  All resales of Cambridge Common Shares by
           ---------------------
the New Cambridge Stockholders will be subject to the restrictions imposed by the investment agreements (the "Investment Agreements") in the form attached as
                                ---------------------
Exhibit 8.1 and the registration rights agreement (the "Registration Rights
-----------                                             -------------------
Agreement") in the form attached as Exhibit 8.2, each of which will be entered
---------                           -----------
into by each New Cambridge Stockholder and Cambridge. Cambridge will be entitled to place the legends as referred to in the form of Investment Agreement on each certificate evidencing any Cambridge Common Shares to be received by New Cambridge Stockholders pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for Cambridge Common Shares consistent with the terms of the Investment Agreements.

     8.2   Legal Conditions to the Merger.  Each of Cambridge, Merger Sub,
           ------------------------------
Excell and the Stockholders will use all reasonable best efforts to take actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger. Each of Cambridge, Merger Sub, Excell and the Stockholders will use all reasonable best efforts to take all actions to obtain (and to cooperate with the other parties in obtaining) any consent required to be obtained or made by Excell, Merger Sub, or Cambridge in connection with the Merger, or the taking of any action contemplated thereby or by this Agreement.

     8.3   Employee Benefits.  Nothing contained herein will be considered as
           -----------------
requiring Excell or Cambridge to continue any specific plan or benefit, or to confer upon any employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category, except as specifically provided for in an offer letter or other agreement of employment. It is specifically understood that continued employment with Excell or employment with Cambridge is not offered or implied for any other employees of Excell and any continuation of employment with Excell after the Closing will be at will except as specifically provided otherwise in an offer letter or other agreement of employment.

     8.4   Expenses.  Whether or not the Merger is consummated, all costs and
           --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby, including investment banking, legal and accounting expenses, will be paid by the party incurring such expense; provided, however, that any expenses incurred by Excell after August 4, 1998 shall be borne or reimbursed by the Stockholders (without regard to Section 10.4); provided, further, that Excell will estimate and itemize any such investment banking, legal and accounting expenses of Excell prior to Closing and provide Cambridge with a copy of such estimate at the Closing; and provided, further, that the provisions of this Section 8.4 shall not be construed to relieve a party from liability resulting from such party's breach of this Agreement.

     8.5   Additional Agreements.  In case at any time after the Effective
           ---------------------
Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Excell, the proper officers and directors of each corporation which is a party to this Agreement will take all such necessary action. Without limiting the foregoing, on or prior to the Closing Date, Excell will deliver to Cambridge a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Cambridge.

     8.6   Public Announcements.  Neither Cambridge, Excell nor any of the
           --------------------
Stockholders will disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys, advisors and accountants of the parties hereto, or except as Cambridge determines in good faith to be required by applicable law after consultation with Excell) without the prior written agreement of Cambridge and Excell.

     8.7   Confidentiality.  Excell and Cambridge, through its agent
           ---------------
Covington Associates, have entered into a Confidentiality and Nondisclosure Agreement dated August 24, 1998 concerning each party's obligations to protect the confidential information of the other party. Excell and Cambridge each hereby affirm each of their obligations under such agreement. If this Agreement is terminated in accordance with Article XI hereof, Cambridge will, and will cause its accountants, counsel and other representatives to deliver to Excell all documents and other material, and all copies thereof, obtained by Cambridge or on its behalf from Excell in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such. If this Agreement is terminated in accordance with Article XI hereof, Excell will, and will cause its accountants, counsel and other representatives to, deliver to Cambridge all documents and other material, and all copies thereof, obtained by Excell or on its behalf or by a Stockholder from Cambridge in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such.

     8.8   Pooling.
           -------

           (a) Cambridge, the Merger Sub, Excell and each of Stockholders will use all reasonable best efforts, will cooperate fully and will take all actions as are reasonably necessary to allow the Merger and other transactions contemplated by this Agreement to be accounted for as a "pooling of interests" in accordance with United States generally accepted accounting principles which will be acceptable to the Commission.

           (b) Excell has delivered to Cambridge prior to the date of this Agreement a letter from its counsel that identifies all persons who such counsel believes may be "affiliates" of Excell, as such term is used in Rule 145 under the Securities Act and applicable accounting pronouncements of the Commission (each such person, an "Excell Affiliate"). Each such Excell Affiliate has
                       ----------------
executed and delivered to Cambridge a written agreement (an "Affiliate
                                                             ---------
Agreement") in the form of Exhibit 8.8 hereto to the effect that such Excell
---------                  -----------
Affiliate (i) has not made and will not make any disposition of any shares of Excell Common Stock or other securities of Excell in the 30-day period prior to the Effective Time, and (ii) will not make any disposition of any of the Cambridge Merger Shares to be received by such person after the Effective Time until Cambridge shall have publicly released a report including the combined financial results of Cambridge and Excell for a period of at least 30 days of combined operations of Cambridge and Excell.

     8.9   Hart-Scott-Rodino Filing.  If and to the extent applicable,
           ------------------------
Cambridge, Excell and each Stockholder agree to file, and to cause any other person obligated to do so as a result of such person's stock holdings in Cambridge or Excell, a Notification and Report Form in accordance with the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (collectively, the "H-S-R Act")
                                                                  ---------
with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and to use its and their reasonable best efforts to achieve the prompt termination or expiration of the waiting period or any extension thereof provided for under the HSR Act as a prerequisite to the consummation of the transactions provided for herein. Based, in part, on questionnaires submitted to certain stockholders of Excell and the representations contained herein, Cambridge and Excell have determined that a Notification and Report Form in not required in connection with the transactions contemplated by this Agreement.

     8.10  Tax Matters.  In the event that it is determined  by a finding or
           -----------
order in connection with any governmental or judicial audit or proceeding, including any settlement of such a proceeding to which any of the parties hereto are parties that Excell's S Corporation election pursuant to Section 1362 of the Code was not validly in effect for any period after such election was purportedly made, then the Stockholders shall promptly remit to Cambridge in cash any federal, state and/or local Tax liability (including any penalties, additions to Tax or interest assessed with respect thereto) of Excell in connection with Taxes that are imposed on the Surviving Corporation or Cambridge as a result of such invalid election. Such payment shall be made within 15 days after the date such tax liability has been so determined. The obligations to remit such cash to Cambridge as described in this Section 8.10 shall be treated as separate from the Stockholders' other indemnification obligations hereunder and in addition to amounts that may be owed to Cambridge under the Escrow Agreement. Notwithstanding anything to the contrary contained in this

Agreement or in the Escrow Agreement, the provisions of this Section 8.10 shall survive the termination of the Escrow Agreement and shall remain in effect as personal obligations of the Stockholders until the applicable statutes of limitations shall have expired. The procedural aspects of all such matters shall be conducted, as near as practicable, in accordance with Section 10.3. No Tax Return of Excell pertaining to a period prior to the Closing Date may be amended without prior notice to and the consent of the Indemnification Representative (appointed pursuant to the Escrow Agreement), which consent shall not be unreasonably withheld.

                                  ARTICLE IX

                             CONDITIONS PRECEDENT


     9.1   Conditions to Each Party's Obligation to Effect the Merger.  The
           ----------------------------------------------------------
respective obligations of each party to effect the Merger will be subject to the satisfaction prior to the Closing Date of the following conditions:

           (a) Governmental Approvals.  Other than the filing of the Merger
              ----------------------
Documents with the Secretary of State of Washington, all statutory requirements and all Consents of Governmental Entities legally required for the consummation of the Merger and the transactions contemplated by this Agreement will have been filed, occurred, or been obtained, other than such Consents for which the failure to obtain would not have a material adverse effect on the consummation of the Merger or the other transactions contemplated hereby or on the Business Condition of Cambridge or Excell. If and to the extent applicable, the filing and waiting period requirements under the H-S-R Act will have been complied with and will have expired or terminated.

           (b) No Restraints.  No statute, rule or regulation, and no final and
              -------------
nonappealable order, decree or injunction will have been enacted, entered, promulgated or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

           (c)  Tax-Free Reorganization.  Excell shall have received a written
               -----------------------
opinion from Graham & Dunn, PC to the effect that the Merger should constitute a reorganization within the meaning of Section 368 of the Code. In preparing such tax opinion, counsel may rely on reasonable assumptions and reasonable representations relating thereto. This provision may be waived by Excell in its sole discretion.

     9.2   Conditions of Obligations of Cambridge and Merger Sub.  The
           -----------------------------------------------------
obligations of Cambridge and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Cambridge and Merger
Sub:

           (a) Representations and Warranties of Excell and the Stockholders.
              -------------------------------------------------------------
The representations and warranties of Excell and the Stockholders set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) as otherwise contemplated by this Agreement, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Cambridge and (iii) for representations and warranties specifically limited to an earlier date(s). Cambridge will have received a certificate signed by a duly authorized officer of Excell to such effect on the Closing Date.

         (b)  Performance of Obligations of Excell and the Stockholders.  Excell
              ---------------------------------------------------------
and the Stockholders will have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date except (i) as otherwise contemplated or permitted by this Agreement and (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Cambridge, and Cambridge will have received a certificate signed by each of the Stockholders and by a duly authorized officer of Excell to such effect on the Closing Date.

         (c)  Investment and Escrow Agreements. Cambridge will have received
              --------------------------------
from stockholders of Excell constituting at least 100% of the Outstanding Excell Shares duly executed Investment Agreements and Escrow Agreements.

         (d) Employment and Noncompetition Agreements.  The individuals
             ----------------------------------------
previously agreed to by Cambridge and Excell will have executed employment and/or non-competition agreements in the form previously provided by Cambridge to Excell.

         (e) Legal Action.  There will not be overtly threatened or pending any
             ------------
action, proceeding or other application before any court or Governmental Entity brought by any person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from Cambridge, Merger Sub or Excell as a result of such transactions; or (ii) seeking to prohibit or impose any limitations on Cambridge's ownership or operation of all or any portion of Excell's business or assets, or to compel Cambridge to dispose of or hold separate all or any portion of its or Excell's business or assets as a result of the transactions contemplated by the Agreement which if successful would have a material adverse effect on Cambridge's ability to receive the anticipated benefits of the Merger and the employment of the individuals referenced in Section 9.2(d).

         (f)  Opinion of Counsel.  Cambridge will have received an opinion dated
              ------------------
as of the Closing Date of Graham & Dunn, PC, counsel to Excell, substantially in the form attached as Exhibit 9.2.
                     -----------

         (g)  Consents.  Cambridge will have received duly executed copies of
              --------
all Consents specified in the Excell Disclosure Schedule, and there will not be any material Consents which have not been received and are required to be disclosed in Excell Disclosure Schedule which have not been so disclosed, in each case except for such thereof as Cambridge and Excell will have agreed in writing will not be obtained.

         (h)  Termination of Rights and Certain Securities.  Any registration
               --------------------------------------------
rights, rights of refusal, voting rights, rights to any liquidation preference or redemption rights relating to any security of Excell will have been terminated or waived or satisfied as of the Closing.

          (j) Stockholder Approvals.  This Agreement and the Merger will have
              ---------------------
been approved by stockholders of Excell holding at least ninety five percent (95%) of the voting power of the Outstanding Excell Shares. Any Parachute Payments will have been approved by the percentage of holders of the Outstanding Excell Shares as required by law (as reasonably interpreted by counsel for Cambridge).

          (k) Termination of 401k Plan.  The Excell Board of Directors will have
              ------------------------
passed and not rescinded resolutions satisfactory to Cambridge's counsel effectively terminating Excell's 401(k) Plan immediately prior to the Closing.

          (l) Corporate Proceedings Satisfactory.  All corporate and other
              ----------------------------------
proceedings to be taken by Excell in connection with the transactions contemplated hereby and all documents incident thereto will be satisfactory in form and substance to Cambridge and its counsel, and Cambridge and its counsel will have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

          (m) Securities Law Compliance. Cambridge will be satisfied, in its
              -------------------------
sole discretion, that the approval of the Merger, this Agreement and all associated transactions by the stockholders of Excell and the issuance of Cambridge Merger Shares hereunder will have been conducted in compliance with the Securities Act; provided, however, that the inclusion of this condition will not be construed in any way as excusing Cambridge from fulfilling its obligations as an issuer under the Securities Act;

          (n) Pooling Letter.  Cambridge will have received an unqualified
              --------------
written opinion from PricewaterhouseCoopers LLP, Cambridge's independent accountants, to the effect that such firm concurs with Cambridge's management that no conditions exist that would preclude Cambridge from accounting for the Merger as a "pooling of interests" under applicable rules and regulations of the Commission, a copy of which Cambridge shall deliver to Excell at the Closing.

     9.3   Conditions of Obligation of Excell.  The obligation of Excell and
           ----------------------------------
the Stockholders to effect the Merger is subject to the satisfaction of the following conditions unless waived by Excell and the Stockholders:

           (a) Representations and Warranties of Cambridge and Merger Sub.  The
               ----------------------------------------------------------
representations and warranties of Cambridge and Merger Sub set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Excell will have received a certificate signed on behalf of Cambridge by a duly authorized officer of Cambridge to such effect.

           (b) Performance of Obligations of Cambridge and Merger Sub.
               ------------------------------------------------------
Cambridge and Merger Sub will have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and Excell will have received a certificate signed on behalf of Cambridge by officers of Cambridge to such effect.

           (c) Opinion of Cambridge's Counsel.  Excell and the Stockholders have
               ------------------------------
received an opinion dated the Closing Date of Testa, Hurwitz & Thibeault, LLP, substantially in the form attached as Exhibit 9.3, which states, among other
                                      -----------
things, that no registration is required under either federal or state securities law.

           (d) Stockholder Approval.  This Agreement and the Merger will have
               --------------------
been approved and adopted by the requisite vote of the stockholders of Excell, as required by the WBCA and Excell's Charter Documents; provided, however, that the inclusion of this condition will not be construed in any way as excusing any of the Stockholders from fulfilling their covenant in Section 6.13.

           (e) Escrow and Registration Rights Agreements.  Cambridge shall have
               -----------------------------------------
duly executed and delivered the Escrow Agreement and the Registration Rights Agreement.

           (f) Legal Action.  There will not be overtly threatened or pending
               ------------
any action, proceeding or other application before any court or Governmental Entity brought by any person, entity or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from Excell or the Stockholders as a result of the transactions contemplated by this Agreement or (ii) restricting in any way the receipt, ownership, or ability to dispose of the consideration to be received by any stockholder of Excell in the transactions contemplated by this Agreement; provided, however, that Excell and the Stockholders will automatically be deemed to waive this condition if Cambridge agrees to indemnify, defend and hold any such named party harmless against any such action.


                                   ARTICLE X

                                INDEMNIFICATION

     10.1  Indemnification Relating to Agreement.  Subject to Sections 10.4
           -------------------------------------
and 10.6, the Stockholders, jointly and severally, hereby agree to defend, indemnify and hold Cambridge harmless from and against, and to reimburse Cambridge with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs and expenses (including reasonable attorneys' fees), determined as provided in Section 10.4 ("Indemnifiable
                                                           -------------
Amounts"), of every nature whatsoever  incurred by Cambridge (which will be
-------
deemed to include any of the foregoing incurred by the Surviving Corporation) by reason of or arising out of (i) any breach, or any claim (including claims by parties other than Cambridge) that constitutes a breach, by Excell or any of the Stockholders of any representation or warranty of Excell or the Stockholders contained in this Agreement or in any certificate or other document delivered to Cambridge pursuant to this Agreement, other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Cambridge, (ii) the failure, partial or total, of Excell or any of the Stockholders to perform any agreement or covenant required by this Agreement to be performed by it or them other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Cambridge and (iii) any federal or state Tax liability of Excell attributable to periods (or any portion thereof) ending on or prior to the

Closing but only to the extent such liabilities were not accrued for, or reserved against, on the Balance Sheet. The foregoing obligations to indemnify Cambridge will be determined without regard to any right to indemnification to which any person may have in his or her capacity as an officer, director, employee, agent or any other capacity of Excell, and no stockholder of Excell will be entitled to any indemnification from Excell or the Surviving Corporation for amounts paid hereunder. There will be no right of contribution or subrogation from Cambridge or the Surviving Corporation for indemnification payments made by the Stockholders.

     10.2  Third Party Claims.  With respect to any claims or demands by
           ------------------
third parties as to which Cambridge may seek indemnification hereunder, other than claims or demands covered by Section 10.3, whenever Cambridge will have received a written notice that such a claim or demand has been asserted or threatened, Cambridge will notify the "Indemnification Representative" (as designated in the Escrow Agreement) within ten (10) calendar days of such claim or demand and of the facts within Cambridge's knowledge that relate thereto within a reasonable time after receiving such written notice. The Indemnification Representative will then have the right to defend, contest, negotiate or settle any such claim or demand through counsel of his own selection, satisfactory to Cambridge, and solely at the Stockholders' own cost and expense. Notwithstanding the preceding sentence, the Indemnification Representative will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of Cambridge, which
consent will not be unreasonably withheld.   Without limiting Cambridge's rights
to object for other reasons, Cambridge may object to a settlement or compromise which includes any provision which in its reasonable judgment may have an adverse impact on or establish an adverse precedent for the Business Condition of Cambridge or any of its Subsidiaries. If the Indemnification Representative gives notice to Cambridge within twenty (20) calendar days after Cambridge has notified the Indemnification Representative that any such claim or demand has been made in writing, that the Indemnification Representative elects to have Cambridge defend, contest, negotiate, or settle any such claim or demand, then Cambridge will have the right to contest and/or settle any such claim or demand and seek indemnification pursuant to this Article X as to any Indemnifiable Amounts; provided, however, that Cambridge will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent (which may include a general or limited consent) of the Indemnification Representative, which consent will not be unreasonably withheld. If the Indemnification Representative fails to give written notice to Cambridge of his intention to contest or settle any such claim or demand within twenty (20) calendar days after Cambridge has notified the Indemnification Representative that any such claim or demand has been made in writing, or if any such notice is given but any such claim or demand is not contested by the Indemnification Representative within a reasonable time thereafter, Cambridge will have the right to contest and/or settle any such claim or demand in its sole discretion and seek indemnification pursuant to this Article X as to any Indemnifiable Amounts.

     10.3  Tax Contests.  Notwithstanding any of the foregoing, Cambridge
           ------------
will have the right to conduct any Tax audit or other Tax contest relating to the Surviving Corporation. Cambridge will conduct any such Tax audit or other
Tax contest in good faith.   With respect to any matters relating to such Tax
audits or other Tax contests as to which Cambridge may seek indemnification hereunder (including pursuant to Section 8.10), Cambridge shall consult with the Indemnification Representative and allow him to comment before taking any position or making any written submission with any Governmental Entity with regard to any indemnifiable matter. Cambridge will not settle or pay any Tax deficiency asserted by any Governmental Entity with regard to a matter as to which Cambridge may seek indemnification hereunder without the consent of the Indemnification Representative, which consent will not be unreasonably withheld. In the event of litigation involving any Tax contest with regard to any such matter, the Indemnification Representative will be permitted to participate in the defense thereof solely at the Stockholders' own cost and defense. Cambridge and the Surviving Corporation will promptly deliver to the Indemnification Representative copies of any notice regarding a Tax audit, claim, deficiency, investigation or other similar matter affecting Excell concerning a pre-Closing Date period or otherwise affecting the Stockholders, and will not respond to the notice without prior consultation with and timely comment from the Indemnification Representative.

     10.4  Limitations.  Notwithstanding any other provision in this Article
           -----------
X, Cambridge will be entitled to indemnification only to the extent that the aggregate Indemnifiable Amounts (which shall be determined for all purposes of this Article X without regard to any materiality qualification or the use of the word "material" contained in any representation, warranty or covenant giving rise to claim for indemnity hereunder) exceed One Hundred Thousand Dollars ($100,000) (the "Threshold Amount"). Any dollar amount, up to $250,000,
                 ----------------
recovered by Excell for overpayment of Washington State business and occupation (B&O) tax for the periods from January 1993 through January 1998, will increase the Threshold Amount (dollar for dollar) and will be applied against any Indemnifiable Amounts up to that amount. The aggregate amount to which Cambridge will be entitled to be indemnified will not exceed a dollar amount equal to 20% of the aggregate number of Cambridge Merger Shares valued at the Deemed Value Per Cambridge Share, and the liability of any single Stockholder for indemnification obligations after the termination of the Escrow Agreement shall be further limited to such Stockholder's pro rata share of any Indemnifiable Amounts based on the number of Cambridge Merger Shares received by such Stockholder relative to the aggregate number of Cambridge Merger Shares; provided, however, that there will be no limitation on the obligations of any person for Indemnifiable Amounts arising out of criminal activity or fraud or willful misstatements or omissions by Excell or such person. Any Indemnifiable Amounts payable by a stockholder of Excell pursuant to the preceding sentence will be net of, and in addition to, the stockholder's portion of any portion of the property held pursuant to the Escrow Agreement that is payable to Cambridge; provided, however, that Cambridge will first seek reimbursement of any Indemnifiable Amounts pursuant to the provisions of the Escrow Agreement, but may seek indemnification hereunder with respect to any deficiency in any Indemnifiable Amounts not satisfied by the property held pursuant to the Escrow Agreement after the termination of the Escrow Agreement.

     10.5  Binding Effect.  The indemnification obligations contained in this
           --------------
Article X are an integral part of this Agreement and the Merger in the absence of which Cambridge would not have entered into this Agreement.

     10.6  Time Limit.  The representations, warranties, covenants and
           ----------
agreements of Excell and the Stockholders set forth in this Agreement will survive the Closing and the consummation of the transactions contemplated by this Agreement, but any claims with respect thereto may be made only on or before the first yearly anniversary of the date of this Agreement; provided, however, that claims alleging fraud or willful misstatements or omissions of Excell or the Stockholders may be made only on or before the third yearly anniversary of the Closing Date and claims relating to Tax matters may be made only on or before the expiration of the applicable Tax statute of limitations.

     10.7  Updating of Disclosure Schedule.  Excell will have the right to
           -------------------------------
update the Excell Disclosure Schedule from time to time prior to the Closing to reflect changes to the Excell Disclosure Schedule; provided that any changes to the Excell Disclosure Schedule will have no effect for purposes of determining whether Cambridge's closing condition set forth in Section 9.2(a) has been satisfied, but will have the effect of precluding any indemnity claim pursuant to Article X (or any reduction in the Threshold Amount) based on any such changes which have been disclosed in all material respects.

     10.8  Sole Remedy.  Notwithstanding any other provision in this
           -----------
Agreement to the contrary, the provisions of this Article X, Section 8.10 and the provisions of the Escrow Agreement will be the sole and exclusive remedy of (and corresponding liability of any stockholder of Excell, in such stockholder's capacity as such, to) Cambridge, Merger Sub and the Surviving Corporation for any damage, claim, cause of action or right of any nature arising out of or relating to this Agreement, the certificates or other documents executed or delivered herewith, or the transactions contemplated hereby; provided, however, that nothing in this Agreement or the Escrow Agreement will be deemed to limit any right or remedy against any particular Stockholder for that Stockholder's criminal activity or fraud or willful misstatements or omissions, or that Stockholder's breaches of covenants or inaccuracies in any representations or warranties set forth in any other agreement contemplated by this Agreement, including any Investment Agreement, Affiliate Agreement or employment agreement or non-competition agreement or the Registration Rights Agreement, or the specific agreements in the Excell Disclosure Schedule.


                                  ARTICLE XI

                                  TERMINATION


     11.1  Mutual Agreement.  This Agreement may be terminated at any time
           ----------------
prior to the Effective Time by the written consent of Cambridge and Excell.

     11.2  Termination by Cambridge.  This Agreement may be terminated by
           ------------------------
Cambridge (provided that it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) alone, by means of written notice to Excell, if there has been a material breach by Excell or a Stockholder of any representation, warranty, covenant or agreement set forth in this Agreement or other ancillary agreements, which breach would result in a failure to satisfy the closing conditions contained in
Section 9.2 and has not been cured within five (5) business days following receipt by Excell of notice of such breach.

     11.3  Termination by Excell.  This Agreement may be terminated by Excell
           ---------------------
(provided that it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) alone, by means of written notice to Cambridge, if there has been a material breach by Cambridge of any representation, warranty, covenant or agreement set forth in the Agreement or other ancillary agreements, which breach would result in a failure to satisfy the closing conditions contained in Section 9.3 and has not been cured within five (5) business days following receipt by Cambridge of notice of such breach,

     11.4  Outside Date.  This Agreement may be terminated by Cambridge alone
           ------------
or by Excell alone by means of written notice if the Effective Time does not occur on or prior to August 31, 1998; provided, however, that the right to terminate this Agreement pursuant to the preceding clause will not be available to any party whose failure to fulfill any obligation under this Agreement has been a significant cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

     11.5  Effect of Termination.  In the event of termination of this
           ---------------------
Agreement by either Excell or Cambridge as provided in this Article, this Agreement will forthwith become void and have no effect, and there will be no liability or obligation on the part of Cambridge, Excell, Merger Sub, the Stockholders or their respective officers or directors, except that (i) the provisions of Sections 8.4, 8.6, 8.7 and 13.2 will survive any such termination and abandonment, and (ii) no party will be released or relieved from any liability arising from the willful breach by such party prior to termination of any of its representations, warranties, covenants or agreements as set forth in this Agreement.


                                  ARTICLE XII

                                 MISCELLANEOUS


     12.1  Entire Agreement.  This Agreement, including the exhibits,
           ----------------
schedules and other agreements delivered pursuant to this Agreement, including the Excell Disclosure Schedule and the Cambridge Disclosure Schedule, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting that subject matter.

     12.2  Governing Law; Consent to Jurisdiction.  The Merger will be
           --------------------------------------
governed by the WBCA to the extent applicable, and all other aspects of this Agreement will be governed by the internal laws of the Commonwealth of Massachusetts. Legal proceedings relating to this Agreement, the agreements executed in connection with this Agreement or the transactions contemplated hereby or thereby that are commenced against Cambridge, Merger Sub or the Surviving Corporation may be commenced only in the state or federal courts in Boston, Massachusetts. Any such legal proceedings that are commenced against Excell or against any Stockholder may be commenced only in the state or federal courts in Seattle, Washington. Each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The foregoing provisions will not be construed to preclude any party from bringing a counter-claim in any action or proceeding properly commenced in accordance with the foregoing provisions. Process in any such action or proceeding may be served on any party anywhere in the world.

Notwithstanding the foregoing, any dispute relating to a claim under the Escrow Agreement will be resolved in accordance with the arbitration provisions of the Escrow Agreement.

     12.3  Notices.   All notices, requests, demands or other communications
           -------
which are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

   If to Cambridge or Merger Sub   Cambridge Technology Partners
   -----------------------------     (Massachusetts), Inc.
                                   304 Vassar Street
                                   Cambridge, Massachusetts 02139
                                   Attention: General Counsel
                                   Telephone No.:  (617) 374-9800
                                   Fax No.: (617) 374-8507


                                   With copies to:
                                   ---------------
                                   Testa, Hurwitz & Thibeault, LLP
                                   125 High Street
                                   Boston, Massachusetts 02110
                                   Attention: Edwin L. Miller, Jr.
                                   Telephone No.: (617) 248-7000
                                   Fax No.: (617) 248-7100


   If to Excell:                   Excell Data Corporation
   -------------                   1756-114th Avenue S.E., Suite 220
                                   Bellevue, Washington 98004
                                   Attention:  Chief Executive Officer
                                   Telephone No.: (425) 974-2000
                                   Fax No.: (425) 974-6389

                                   With a copy to:
                                   ---------------
                                   Graham & Dunn PC
                                   1420 Fifth Avenue, 33rd Floor
                                   Seattle, Washington 98101
                                   Attention:  Michael Tobiason
                                   Telephone No.: (206) 624-8300
                                   Fax No.: (206) 340-9599


         Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 12.3.

     12.4  Severability.  If any provision of this Agreement is held to be
           ------------
unenforceable for any reason, it will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent.

     12.5  Survival of Representations and Warranties.  All representations
           ------------------------------------------
and warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, will survive the Effective Time, but any claims for breach thereof may only be made within any applicable time limits specified herein and in the Escrow Agreement.

     12.6  Assignment.  No party to this Agreement may assign, by operation
           ----------
of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of Excell, Merger Sub and Cambridge, which consent may be withheld in the absolute discretion of the party asked to grant such consent; provided however, that no such assignment which adversely reflects the rights of a Stockholder will be made without the written consent of such Stockholder. Any attempted assignment by Merger Sub or Cambridge, on the one hand, or by Excell, on the other hand, in violation of this Section 12.6 will be voidable and will entitle Excell or Cambridge, respectively, to terminate this Agreement at its option.

     12.7  Counterparts.  This Agreement may be executed in two or more
           ------------
partially or fully executed counterparts each of which will be deemed an original and will bind the signatory, but all of which together will constitute but one and the same instrument. The execution and delivery of a Signature Page to Agreement and Plan of Merger in the form annexed to this Agreement, including a facsimile copy of the actual signature, by any party hereto who will have been furnished the final form of this Agreement will constitute the execution and delivery of this Agreement by such party.

     12.8  Amendment.  This Agreement may not be amended except by an
           ---------
instrument in writing executed by Excell, Merger Sub and Cambridge; provided however, that no such amendment which materially adversely affects the rights or obligations of any Stockholder will be made without the written consent of such Stockholder.

     12.9  Extension, Waiver.  At any time prior to the Effective Time, any
           -----------------
party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of any other party hereto to the party extending such time, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

     12.10 Interpretation.  When a reference is made in this Agreement to
           --------------
Sections, Exhibits or Schedules, such reference will be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein will be deemed in each case to be followed by the words "without limitation." The table of contents, index to defined terms, and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     12.11 Knowledge.  For purposes of this Agreement, the term "knowledge"
           ---------                                             ---------
(including any derivation thereof such as "know" or "knowing" and regardless of whether such word starts with an initial capital) in reference to Excell will mean the knowledge of the executive officers of Excell and the Stockholders.

     12.12   Transfer, Sales, Documentary, Stamp and Other Similar Taxes.
             -----------------------------------------------------------
Any and all transfer, sales, documentary, stamp and other similar Taxes imposed in connection with the transactions contemplated by this Agreement will be paid by the stockholder of Excell with respect to which such Tax relates. At Cambridge's discretion, the amount paid to any person pursuant to this Agreement will be reduced by the amount of Taxes payable by such person pursuant to this
Section 12.12. Any amounts so withheld will be promptly remitted to the appropriate taxing authority.


        (The remainder of this page has  been left blank intentionally.)

                               Signature Page to
                         Agreement and Plan of Merger


         IN WITNESS WHEREOF, Cambridge, Merger Sub, Excell and the Stockholders have executed this Agreement as of the date first written above.


CAMBRIDGE TECHNOLOGY PARTNERS                  EXCELL DATA CORPORATION
(MASSACHUSETTS), INC.

By: /x/ James P. O'Hare                        By: /x/ Leonard J. Pacheco
Title: Senior Vice President                   Title: Chairman


CAMBRIDGE/WASHINGTON ACQUISITION CORP.

By: /x/ Jame P. O'Hare
Title:  Vice President

STOCKHOLDERS:

/x/ Leonard J. Pacheco                     /x/ Diane Pacheco
LEONARD J. PACHECO, individually           DIANE PACHECO, individually


/x/ Jim Beebe                              /x/ Miguelangel Aponte Rios
JIM BEEBE, individually                    MIGUELANGEL APONTE-RIOS, individually


/x/ Clint Shinkle                          /x/ Linda Pacheco
CLINT SHINKLE, individually                LINDA PACHECO, individually


/x/ H. Carvel Moore                        /x/ James A. Pacheco
H. CARVEL MOORE, individually              JAMES A. PACHECO, individually


/x/ Tari Eastman                           /x/ John M. Pacheco
TARI EASTMAN, individually                 JOHN M. PACHECO, individually

/x/ Richard Schwartz                       /x/ Michael Resler
RICHARD SCHWARTZ, individually             MICHAEL RESLER, individually


/x/ Cara T. Shinkle                        /x/ Christina M. Shinkle
CARA T. SHINKLE, individually              CHRISTINA M. SHINKLE, individually


/x/ Eric Shinkle                           /x/ Neil O. Shinkle
ERIC SHINKLE, individually                 NEIL O. SHINKLE, individually


MARY T. PACHECO TRUST:                     FE & MARY T. PACHECO TRUST:

/x/ Diane Pacheco                          /x/ Diane Pacheco
Diane Pacheco, Trustee                     Diane Pacheco, Trustee

/x/ James A. Pacheco                       /x/ James A. Pacheco
James A. Pacheco, Trustee                  James A. Pacheco, Trustee

/x/ John M. Pacheco                        /x/ John M. Pacheco
John M. Pacheco, Trustee                   John M. Pacheco, Trustee


MICHAEL PACHECO TRUST:                     TIMOTHY PACHECO TRUST:

/x/ James A. Pacheco                       /x/ Joseph B. Pacheco
James A. Pacheco, Trustee                  Joseph B. Pacheco, Trustee


ANDREW PACHECO TRUST:                      SIERRA TRUST:

/x/ John M. Pacheco                        /x/ Laura A. Pacheco
John M. Pacheco, Trust                     Laura A. Pacheco, Trustee

                                           /x/ Jennifer A. Pacheco
GINA LYNN YOUNG TRUST:                     Jennifer A. Pacheco, Trustee

/x/ John M. Pacheco                        /x/ Michelle D. Pacheco
John M. Pacheco, Trustee                   Michelle D. Pacheco, Trustee


HEATHER PACHECO TRUST:

/x/ John M. Pacheco
John M. Pacheco, Trustee

THOMAS PACHECO TRUST:                      BURUKA TRUST:

/x/ John M. Pacheco                        /x/ Laura A. Pacheco
John M. Pacheco, Trustee                   Laura A. Pacheco, Trustee

                                           /x/ Jennifer A. Pacheco
DANNY PACHECO TRUST:                       Jennifer A. Pacheco, Trustee

/x/ Joseph B. Pacheco                      /x/ Michelle D. Pacheco
Joseph B. Pacheco, Trustee                 Michelle D. Pacheco, Trustee


JOSEPH B. PACHECO TRUST:                   BRAVO TRUST:

/x/ Joseph B. Pacheco                      /x/ Laura A. Pacheco
Joseph B. Pacheco, Trustee                 Laura A. Pacheco, Trustee

                                           /x/ Jennifer A. Pacheco
SARAH PACHECO TRUST:                       Jennifer A. Pacheco, Trustee

/x/ Joseph B. Pacheco                      /x/ Michelle D. Pacheco
Joseph B. Pacheco, Trustee                 Michelle D. Pacheco, Trustee


ALEX PATERSON TRUST:                       CROCODILE ROCK TRUST:

/x/ Mary Paterson                          /x/ Laura A. Pacheco
Mary Paterson, Trustee                     Laura A. Pacheco, Trustee

                                           /x/ Jennifer A. Pacheco
TORI PATERSON TRUST:                       Jennifer A. Pacheco, Trustee

/x/ Mary Paterson                          /x/ Michelle D. Pacheco
Mary Paterson, Trustee                     Michelle D. Pacheco, Trustee


MICHAEL BEEBE TRUST:                       INCA TRUST:

/x/ Maureen R. Parsons                     /x/ Laura A. Pacheco
Maureen R. Parsons, Trustee                Laura A. Pacheco, Trustee

PATRICK J. BEEBE IRREVOCABLE               /x/ Jennifer A. Pacheco
TRUST:                                     Jennifer A. Pacheco, Trustee

/x/ Maureen R. Parsons                     /x/ Michelle D. Pacheco
Maureen R. Parsons, Trustee                Michelle D. Pacheco, Trustee

MARGARET DONOVAN TRUST:                    MORIGAN TRUST:

/x/ Patrice Pacheco                        /x/ Laura A. Pacheco
Patrice Pacheco, Trustee                   Laura A. Pacheco, Trustee

/x/ Matt Donovan                           /x/ Jennifer A. Pacheco
Matt Donovan, Trustee                      Jennifer A. Pacheco, Trustee

/x/ Laura A. Pacheco                       /x/ Michelle D. Pacheco
Laura A. Pacheco, Trustee                  Michelle D. Pacheco, Trustee